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                       CONSOLIDATED, AMENDED, AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                                 by and between

                  MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.,

                      FORTY-FIVE OF ITS DIRECT AND INDIRECT
                         SUBSIDIARIES IDENTIFIED HEREIN,

                                       and

                          FOOTHILL CAPITAL CORPORATION

                           Dated as of August 22, 1996

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

                                TABLE OF CONTENTS

1.    DEFINITIONS AND CONSTRUCTION...........................................  5

      1.1   Definitions......................................................  5
      1.2   Accounting Terms................................................. 34
      1.3   Code............................................................. 34
      1.4   Construction..................................................... 34
      1.5   Schedules and Exhibits........................................... 34
      1.6   Restatement...................................................... 34

2.    LOAN AND TERMS OF PAYMENT.............................................. 34

      2.1   Revolving Advances............................................... 34
      2.2   Term Loan A...................................................... 35
      2.3   Term Loan B...................................................... 35
      2.4   Overadvances..................................................... 36
      2.5   Interest:  Rates, Payments, and Calculations..................... 36
      2.6   Collection of Accounts........................................... 37
      2.7   Crediting Payments; Application of Collections................... 38
      2.8   Borrower's Designated Account.................................... 38
      2.9   Maintenance of Loan Account; Statements of Obligations........... 39
      2.10  Fees............................................................. 40
      2.11 Purchase of Loans of Existing Lender Not Deemed Repayment; Assumption of Such Purchased Loans by Each Debtor; Allocation of
            Obligations on Closing Date...................................... 40

      2.12  Mandatory Prepayments............................................ 41

3.    CONDITIONS; TERM OF AGREEMENT.......................................... 42

      3.1   Conditions Precedent to the Initial Advance and Term Loan A...... 42
      3.2   Conditions Precedent to Term Loan B.............................. 46
      3.3   Conditions Precedent to all Advances and the Term Loans.......... 47
      3.4   Conditions Subsequent............................................ 47
      3.5   Term............................................................. 49
      3.6   Effect of Termination............................................ 49
      3.7   Early Termination by Borrower.................................... 49
      3.8   Termination Upon Event of Default................................ 49
      3.9   Conditions Precedent to Re-Advancing Term Loan A or any Portion
            Thereof.......................................................... 49


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4.    CREATION OF SECURITY INTEREST.......................................... 50

      4.1   Grant of Security Interest....................................... 50
      4.2   Negotiable Collateral............................................ 51
      4.3   Collection of Accounts, General Intangibles, and Negotiable
            Collateral....................................................... 51
      4.4   Delivery of Additional Documentation Required.................... 51
      4.5   Power of Attorney................................................ 52
      4.6   Right to Inspect................................................. 52
      4.7   Quitclaim........................................................ 53

5.    REPRESENTATIONS AND WARRANTIES......................................... 53

      5.1   No Encumbrances.................................................. 53
      5.2   Equipment........................................................ 53
      5.3   Location of Inventory and Equipment.............................. 53
      5.4   Inventory Records................................................ 53
      5.5   Location of Chief Executive Office; FEIN......................... 53
      5.6   Due Organization and Qualification; Subsidiaries................. 53
      5.7   Due Authorization; No Conflict................................... 54
      5.8   Litigation....................................................... 55
      5.9   No Material Adverse Change. ..................................... 55
      5.10  Solvency......................................................... 56
      5.11  Employee Benefits................................................ 56
      5.12  Environmental Condition.......................................... 56

6.    AFFIRMATIVE COVENANTS.................................................. 56

      6.1   Accounting System................................................ 57
      6.2   Collateral Reporting............................................. 57
      6.3   Financial Statements, Reports, Certificates...................... 57
      6.4   Tax Returns...................................................... 58
      6.5   Intentionally Omitted............................................ 58
      6.6   Intentionally Omitted............................................ 58
      6.7   Title to Equipment............................................... 59
      6.8   Maintenance of Equipment......................................... 59
      6.9   Taxes............................................................ 59
      6.10  Insurance........................................................ 59
      6.11  No Setoffs or Counterclaims...................................... 61
      6.12  Location of Inventory and Equipment.............................. 61
      6.13  Compliance with Laws............................................. 61
      6.14  Employee Benefits................................................ 62

      6.15  Leases........................................................... 62

7.    NEGATIVE COVENANTS..................................................... 63

      7.1   Indebtedness..................................................... 63
      7.2   Liens............................................................ 64
      7.3   Restrictions on Fundamental Changes.............................. 64
      7.4   Disposal of Assets and Related Matters........................... 64
      7.5   Change Name...................................................... 65
      7.6   Guarantee........................................................ 65
      7.7   Nature of Business............................................... 65
      7.8   Prepayments and Amendments....................................... 65
      7.9   Change of Control................................................ 65
      7.10  Consignments..................................................... 65
      7.11  Distributions.................................................... 65
      7.12  Accounting Methods............................................... 66
      7.13  Investments...................................................... 66
      7.14  Transactions with Affiliates..................................... 66
      7.15  Suspension....................................................... 66
      7.16  Use of Proceeds.................................................. 66
      7.17  Change in Location of Chief Executive Office; Inventory and
            Equipment with Bailees........................................... 67
      7.18  No Prohibited Transactions Under ERISA........................... 67
      7.19  Financial Covenants.............................................. 68

8.    EVENTS OF DEFAULT...................................................... 69

9.    FOOTHILL'S RIGHTS AND REMEDIES......................................... 72

      9.1   Rights and Remedies.............................................. 72
      9.2   Remedies Cumulative.............................................. 74

10.   TAXES AND EXPENSES..................................................... 74

11.   WAIVERS; INDEMNIFICATION............................................... 75

      11.1  Demand; Protest; etc............................................. 75
      11.2  Foothill's Liability for Collateral.............................. 75
      11.3  Indemnification.................................................. 75
      11.4  Suretyship Waivers and Consents.................................. 76


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

12.   NOTICES................................................................ 79

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER............................. 80

14.   DESTRUCTION OF BORROWER'S DOCUMENTS.................................... 81

15.   GENERAL PROVISIONS..................................................... 81

      15.1  Effectiveness.................................................... 81
      15.2  Successors and Assigns........................................... 82
      15.3  Section Headings................................................. 82
      15.4  Interpretation................................................... 82
      15.5  Severability of Provisions....................................... 82
      15.6  Amendments in Writing............................................ 82
      15.7  Counterparts; Telefacsimile Execution............................ 82
      15.8  Revival and Reinstatement of Obligations......................... 83
      15.9  Integration...................................................... 83
      15.10 Covenant by Foothill Regarding Section 3.2(c).................... 83

      SCHEDULES AND EXHIBITS

Schedule P-1      Permitted Liens
Schedule R-1      Real Property Collateral
Schedule 5.5      Debtor FEINs
Schedule 5.6      Subsidiaries
Schedule 5.8      Litigation
Schedule 5.12     Environmental Reports
Schedule 6.12     Location of Inventory and Equipment
Schedule 7.1      Scheduled Indebtedness

Exhibit I         Location of FunCenters
Exhibit C-1       Form of Compliance Certificate

                                    Exhibit I
                   Mountasia Entertainment International, Inc.
                                   FunCenters

Location                            Fee Simple       Lease
--------                            ----------       -----

Mountasia FunCenters:
Mobile, AL                                             X
Huntsville, AL                         X
Montgomery, AL                                         X
Roswell, GA                            X
East Cobb, GA                          X
Orange Park, FL                        X
Jacksonville, FL                       X
Pensacola, FL                                          X
North Cobb, GA                         X
Cocoa Beach, FL                        X
Henderson, NV (NEF Acquisition)                        X
Houston, TX                            X
Arlington, TX                          X
Plano, TX                              X
Kingwood, TX                           X
McAllen, TX (NEF Acquisition)                          X
Greenville, SC                                         X
Spartanburg, SC                        X
                                  -----------    ------------      --------
Total Mountasia FunCenter             12      +        6       =      18
                                  -----------    ------------      --------

Malibu Grand Prix FunCenters:
Tempe, AZ
Tucson, AZ                                             X
Fresno, CA                                             X
N. Hollywood, CA                                       X
Puente Hills, CA                                       X
Redondo Beach, CA                                      X
Redwood City, CA                                       X
San Diego, CA                                          X
Denver, CO                                             X
Miami, FL (NEF Acquisition)            X               X
Orlando, FL                                            X
Tampa, FL                              X               X
Kennesaw, GA                           X


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

Norcross, GA                           X
Lenexa, KS
Mount Laurel, NJ                                       X
Cincinnati, OH                                         X
Columbus, OH                                           X
Portland, OR                                           X
Austin, TX                                             X
Dallas, TX                                             X
Houston, TX                                            X
San Antonio, TX                                        X
                                  -----------    ------------      --------
Total Malibu Grand Prix                4      +       19       =      23
FunCenters
                                  -----------    ------------      --------
Total Combined Facilities             16      +       25       =      41
                                  ===========    ============      ========

                       CONSOLIDATED, AMENDED, AND RESTATED

                           LOAN AND SECURITY AGREEMENT

      THIS CONSOLIDATED, AMENDED, AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of August 22, 1996, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC., a Georgia corporation ("Mountasia"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, MOUNTASIA MANAGEMENT COMPANY, a Georgia corporation ("MMC"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, MOUNTASIA PARTNERS I, INC., a Georgia corporation ("MPI"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, MALIBU GRAND PRIX CORPORATION, a Delaware corporation ("MGPC"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, MIAMI CASTLE MGPC, INC., a Florida corporation ("Miami"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, TEMPE MGPC, INC., an Arizona corporation ("Tempe"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, TUCSON MGPC, INC., an Arizona corporation ("Tucson"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, FRESNO MGPC, INC., a California corporation ("Fresno"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, NORTH HOLLYWOOD CASTLE MGPC, INC., a California corporation ("NHC"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, PUENTE HILLS MGPC, INC., a California corporation ("PH"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, PUENTE HILLS SHOWBOAT MGPC, INC., a California corporation ("PHS"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, REDONDO BEACH CASTLE MGPC, INC., a California corporation ("RBC"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, REDWOOD CITY CASTLE MGPC, INC., a California corporation ("RCC"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, REDWOOD CITY MGPC, INC., a California corporation ("RC"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, SAN DIEGO MGPC, INC., a California corporation ("San Diego"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, DENVER MGPC, INC., a Colorado corporation ("Denver"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, ORLANDO CASTLE MGPC, INC., a Florida corporation ("OC"), with


                                       -1-
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its chief executive office located at 5895 Windward Parkway, Suite 220,
Alpharetta, Georgia 30202, ORLANDO MGPC, INC., a Florida corporation ("Orlando"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, TAMPA CASTLE MGPC, INC., a Florida corporation ("TC"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, TAMPA MGPC, INC., a Florida corporation ("Tampa"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, LENEXA MGPC, INC., a Kansas corporation ("Lenexa"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, MT. LAUREL MGPC, INC., a New Jersey corporation ("Mt.Laurel"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, COLUMBUS MGPC, INC., an Ohio corporation ("Columbus"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, CINCINNATI MGPC, INC., an Ohio corporation ("Cincinnati"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, PORTLAND MGPC, INC., an Oregon corporation ("Portland"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, AUSTIN MGPC, INC., a Texas corporation ("Austin"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, DALLAS CASTLE MGPC, INC., a Texas corporation ("DC"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, DALLAS MGPC, INC., a Texas corporation ("Dallas"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, HOUSTON CASTLE MGPC, INC., a Texas corporation ("HC"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, HOUSTON II MGPC, INC., a Texas corporation ("Houston"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, SAN ANTONIO CASTLE MGPC, INC., a Texas corporation ("SAC"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, SAN ANTONIO MGPC, INC., a Texas corporation ("San Antonio"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, MOUNTASIA DEVELOPMENT COMPANY, a Georgia corporation ("MDC"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, MALIBU GRAND PRIX DESIGN & MANUFACTURING, INC., a California corporation ("MGPDMI"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, MALIBU GRAND PRIX FINANCIAL SERVICES, INC., a California corporation ("MGPFSI"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, OFF TRACK MANAGEMENT, INC., a California corporation ("Off Track"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, MGP SPECIAL, INC., a California corporation ("Special"), with its chief executive office located at 5895 Windward Parkway,


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Suite 220, Alpharetta, Georgia 30202, AMUSEMENT MANAGEMENT FLORIDA, INC., a
Florida corporation ("Amusement"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, MALIBU GRAND PRIX CONSULTING, INC., a California corporation ("Consulting"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, MOUNTASIA - MEI INTERNATIONAL, INC., a Georgia corporation ("MMEII"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, MOUNTASIA - MEI LIMITED COMPANY, INC., a California corporation ("MMEILC"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, MOUNTASIA - MEI CALIFORNIA, INC., a California corporation ("MCNC"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, MOUNTASIA - MEI CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership ("MMEICLP"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, MOUNTASIA - MEI MANUFACTURING COMPANY, INC., a Georgia corporation ("MMEIMCI"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, AMUSEMENT CO., INC., a Delaware corporation ("ACI"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202, and AMUSEMENT CO. PARTNERS, INC., a Delaware corporation ("ACPI"), with its chief executive office located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202.

      WHEREAS, Borrower develops, owns, and operates family-oriented entertainment centers commonly called Mountasia Family FunCenters and Malibu Grand Prix Centers (individually a "FunCenter" and collectively the "FunCenters") either for its own account or on behalf of third parties, including limited partnerships in which Borrower may be a partner;

      WHEREAS, Borrower, on the Closing Date after giving effect to the consummation of the NEF Acquisition, owns 41 FunCenters, including the 18 Mountasia FunCenters and 23 Malibu Grand Prix FunCenters identified on Exhibit I of which 16 are located on land owned by Borrower, and of which 25 are located on land leased by Borrower from a lessor that is other than a Debtor, and in addition, Borrower operates the 4 FunCenters identified on page 18 of the Most Recent 10-K as Santa Clarita, Columbus, North Richland Hills, and Willowbrook, on behalf of limited partnerships that own the same.

      WHEREAS, Borrower has certain term and revolving line of credit loans outstanding ("Existing Loans") that are owed to MEI Financings, L.P., a Delaware limited partnership ("MEIF"), that were acquired, in part, by assignment from NationsBank, National Association (South), as successor to NationsBank of Georgia, N.A. and as successor by merger to Bank South, and that, in addition, include loans and advances made by MEIF after receiving such assignment (MEIF, both in such capacity as an assignee, and as a lender subsequent to such assignment, the "Existing Lender") which are governed by and subject to certain loan agreements, guaranties, and real and personal property collateral security documents more particularly described in Schedule I of that certain Purchase and Sale Agreement, of even date herewith, ("Loan Purchase Agreement") by and between Existing Lender, as seller, and Foothill, as purchaser;

      WHEREAS, one of the Existing Loans (the "NEF Loan") was an obligation of NEF owed to Existing Lender which Mountasia agreed to purchase from Existing Lender, and which NEF Loan has become a direct obligation of Mountasia by virtue of Mountasia's assumption of such Existing Loan in connection with the NEF Acquisition;

      WHEREAS, upon the assumption of the NEF Loan by Mountasia, the conditional obligations of Mountasia to Existing Lender with respect to the purchase of the NEF Loan (as set forth in the "Note Purchase Agreement" referred to below in these recitals) have become merged into the obligations of Mountasia with respect to the NEF Loan as assumed by Mountasia and restated hereby, with the collateral securing such conditional purchase obligation becoming collateral for the assumed obligations of Mountasia with respect to the NEF Loan and for other Obligations of Mountasia under the Loan Documents;

      WHEREAS, the Loan Purchase Agreement provides that, among other things, Foothill will acquire from Existing Lender the Existing Loans, and all documents, agreements and instruments evidencing and securing the same, including all collateral, security, interests and rights of Existing Lender thereunder, and including all guaranties thereof by any Debtor, without any offset, counterclaim, or defense of Borrower thereunder, and, immediately upon the closing thereof, the Existing Loans will be consolidated into and restated as the Term Loans and the right to receive Advances up to the Maximum Revolving Amount in accordance with and subject to this Agreement and the other Loan Documents referenced herein, with the Debtors other than Mountasia agreeing that their obligations as guarantors of the Existing Loans shall be transformed into primary obligations as co-borrowers hereunder, but preserving the continuity and outstanding nature of such obligations, it being understood that no repayment of the Existing Loans is being effected hereby, but merely an amendment and restatement in accordance with the terms hereof;

      WHEREAS, by executing and delivering this Agreement, the Debtors and each of them hereby consent to the purchase by Foothill from Existing Lender of the Existing Loans in accordance with the terms and provisions of the Purchase and Sale Agreement and their amendment and restatement as herein provided; and

      WHEREAS, in furtherance of the same and the intent of the Loan Purchase Agreement, Borrower and Foothill desire to and do hereby amend, replace, and restate in their entirety (a) that certain loan agreement and promissory note dated as of March 25, 1994, between Mountasia and Existing Lender, as heretofore amended, and as assigned to Foothill by Existing Lender, (b) that certain Credit Agreement, dated as of November 14, 1994, between Mountasia and Existing Lender, as heretofore amended, and as assigned to Foothill by Existing Lender, (c) that certain Loan Agreement, dated as of August 1, 1994, between Mountasia and Existing Lender, as heretofore amended, and as assigned to Foothill by Existing Lender, (d) that certain Construction and Working Capital Loan Agreement dated as of May 9, 1995, between Existing Lender and NEF, as assumed by Mountasia, as heretofore amended, and as assigned to Foothill by Existing Lender, (e) that certain Note Purchase Agreement dated as of May 9, 1995, between Existing Lender and Mountasia (pertaining to the loan referenced in clause (d) above of this paragraph), as heretofore amended, if at all, and as assigned to Foothill by Existing Lender, and (f) all promissory notes, guaranties, or personal property security agreements at any time heretofore executed and delivered by any Debtor to Existing Lender with respect to any of the foregoing (but not including any Real Property security documents, which are separately being assigned or amended and which are not restated hereby), with the terms and provisions of this Agreement (such amended and restated agreements, collectively, the "Existing Loan Agreements").

      NOW, the parties agree as follows:

      1. DEFINITIONS AND CONSTRUCTION.

            1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

            "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

            "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

            "ACI" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "ACPI" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes an Unrestricted Subsidiary or is assumed in connection with the acquisition of assets or properties from such Person, and not incurred by such Person in connection with, or in anticipation of, such Person becoming an Unrestricted Subsidiary or such acquisition.

            "Acquisition" means any purchase or other acquisition by Mountasia or one of its Subsidiaries of the Securities of a third Person or all or substantially all of the assets or properties of a third Person, without regard to how such purchase or other acquisition may be accomplished.

            "Adjusted Net Worth" means, as of any date of determination, the sum of (a) the difference of (i) Borrower's total stockholder's equity, minus (ii) the sum of (w) all Intangible Assets of Borrower, (x) all of Borrower's prepaid expenses, (y) all amounts due to Borrower from non-Borrower Affiliates, calculated on a consolidated basis, and (z) all investments in partnerships or joint ventures; provided that Adjusted Net Worth shall not be diminished or reduced by reason of any non-cash investment asset writedowns by Borrower that occur after June 30, 1996, plus (without duplication of any amount included in clause (a)), (b) the aggregate issue price of outstanding preferred Securities and the aggregate principal amount of Existing Subordinated Debt of Mountasia.

            "Advances" has the meaning set forth in Section 2.1(a).

            "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Amusement" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Amusement Lease Termination" means the termination, upon consummation of the NEF Acquisition, of the lease affecting the Real Property on which the Miami, Florida FunCenter is located.

            "Austin" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Authorized Officer" means those officers or employees of Borrower identified from time to time by the chief executive officer or chief financial officer of Mountasia in a writing delivered to Foothill.

            "Availability" means the amount of money that Borrower is entitled to borrow as Advances under Section 2.1, such amount being the difference derived when (a) the sum of the principal amount of Advances then outstanding (including any amounts that Foothill may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower) is subtracted from (b) the Maximum Revolving Amount.

            "Average Unused Portion of the Maximum Revolving Amount" means, as of any date of determination, (a) the Maximum Revolving Amount, less (b) the average Daily Balance of Advances that were outstanding during the immediately preceding month.

            "Average Unused Portion of the Term Loan A Commitment" means, as of any date of determination, (a) the Term Loan A Commitment, less (b) the average Daily Balance of Term Loan A during the immediately preceding month.

            "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. ss. 101 et seq.), as amended, and any successor statute.

            "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "Blocked Account" shall mean a depositary account established pursuant to a Blocked Account Agreement.

            "Blocked Account Agreement" means any Blocked Account Agreement, in form and substance satisfactory to Foothill, among Borrower, Foothill, and a Blocked Account Bank.

            "Blocked Account Bank" means such bank identified by Borrower in writing to, and approved by, Foothill.

            "Borrower" means Mountasia, MMC, MPI, MGPC, Miami, Tempe, Tucson, Fresno, NHC, PH, PHS, RBC, RCC, RC, San Diego, Denver, OC, Orlando, TC, Tampa, Lenexa, Mt.Laurel, Columbus, Cincinnati, Portland, Austin, DC, Dallas, HC, Houston, SAC, San Antonio, MDC, MGPDMI, MGPFSI, Off Track, Special, Amusement, Consulting, MMEII, MMEILC, MCNC, MMEICLP, MMEIMCI, ACI, and ACPI, and each of them, and any one or more of them, individually and collectively, and jointly and severally.

            "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

            "Borrower's Designated Account" means account number 2320839090 of Mountasia maintained with Borrower's Designated Account Bank, or such other deposit account (located within the United States) of Borrower designated, in writing and from time to time, by Mountasia to Foothill prior to the date of the establishment of such other deposit account.

            "Borrower's Designated Account Bank" means NationsBank, National Association (South), whose office is located at 600 Peachtree Street, N.E., Atlanta, Georgia 30308, and whose ABA number is 061-000-052.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

            "Capital Expenditures" means expenditures made or liabilities incurred by Borrower for the acquisition of any fixed assets or improvements, replacements, substitutions, or additions thereto that have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, determined on a consolidated basis and in accordance with GAAP.

            "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Change of Control" shall be deemed to have occurred at such time as
(a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than Hampstead and other than holders of the NEF Debentures (in connection with an exchange of such debentures, up to, but not in excess of, 30% of the total voting power of all classes of stock of Mountasia), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 20% of the total voting power of all classes of stock then outstanding of Mountasia entitled to vote in the election of directors, (b) Mountasia shall fail to own and control, directly or indirectly, 100% of the outstanding voting stock

(or other voting interests having ordinary voting power) of each of its Restricted Subsidiaries, or (c) Mountasia shall fail to own and control, directly or indirectly, at least 50.1% of the outstanding voting stock (or other voting interests having ordinary voting power) of any of the Unrestricted Subsidiaries.

            "Cincinnati" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Closing Date" means the date of the first to occur of the making of the initial Advance or the funding of either of the Term Loans, including by means of the closing under the Loan Purchase Agreement.

            "Code" means the California Uniform Commercial Code.

            "Collateral" means each of the following:

            (a)   the Accounts,
            (b)   Borrower's Books,
            (c)   the Equipment,
            (d)   the General Intangibles,
            (e)   the Inventory,
            (f)   the Negotiable Collateral,
            (g)   the Real Property Collateral,
            (h) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of Foothill, and
            (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof;

            provided that, to the extent that Borrower acquires or develops new FunCenter-related assets in compliance with the provisions of this Agreement utilizing secured Purchase Money Indebtedness permitted by the provisions of this Agreement, the Collateral shall not include such acquired or developed assets to the extent that the inclusion of such assets would breach any requirement that the prior consent be obtained of such secured third party purchase money financier, so long as Borrower uses its reasonable best efforts to obtain such consent as soon as practicable, and provided that such assets immediately and automatically shall be included in the Collateral if and when Borrower obtains such consent or if such consent is no longer necessary, but Foothill's security interest in such assets shall be junior in priority to the security interest of such secured third party purchase money financier to the extent that such secured purchase money financing was obtained in compliance with the provisions of this Agreement and as provided in any subordination agreement between Foothill and such financier.

            "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, or other Person in possession of, having a Lien upon, or having rights or interests in the Real Property Collateral, Equipment or Inventory, in each case, in form and substance satisfactory to Foothill.

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

            "Columbus" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Compliance Certificate" means a certificate substantially in the form attached hereto as Exhibit C-1 and delivered by the chief accounting officer of Borrower to Foothill.

            "consolidated" means the consolidation, in accordance with GAAP, of the accounts or other items as to which such term applies; provided, however, that, for purposes of this Agreement, including the financial covenants, (but excluding provisions related to financial statements of Borrower, which statements shall include Santa Clarita and shall not include the Unrestricted Subsidiaries), such term shall not result in or give effect to the consolidation with any other Person of the respective assets, liabilities income or losses of Santa Clarita or the Unrestricted Subsidiaries.

            "Consulting" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Daily Balance" means the amount of an Obligation owed at the end of a given day.

            "Dallas" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "DC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Debt Service" means, with respect to any fiscal period of a Person, on a consolidated basis, (a) scheduled principal payments or the equivalent coming due during such period with respect to Indebtedness of such Person owed to (i) Foothill, or (ii) financiers of games, vehicles, equipment, fixtures, buildings, improvements, or Real Property (not including, however, any unsecured trade payables that were incurred in the ordinary course of Borrower's business), which Indebtedness would be shown as a liability on a consolidated balance sheet of such Person prepared in accordance with GAAP, plus (b) Interest Expense of such Person during such period.

            "Debt Service Ratio" means, with respect to any Person for any Relevant Measuring Period, the ratio of (a) Operating Cash Flow, to (b) Debt Service for such period, all as determined on a consolidated basis in accordance with GAAP.

            "Debtor" means each and any of the entities that Borrower comprises.

            "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Denver" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Designated Claims" means any claims of any nature of Borrower, for itself or on behalf of its present or former shareholders, against professionals, based on transactions, events, or occurrences that transpired before the Closing Date in relation to the provision of professional services, without regard to whether such claims are disputed or unliquidated as of the Closing Date.

            "Designated Event of Default" means any Event of Default (a) arising under Section 8.1 hereof, or (b) based on the breach of any provision of Article 7.

            "Designated Obligor" means a Person obligated with respect to a Designated Claim, without regard to whether liability is disputed or unliquidated, and without regard to whether a Suit has been commenced to enforce or collect the Designated Claim.

            "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Foothill.

            "Dollars or $" means United States dollars.

            "Durham" means Durham Capital Corporation, a Delaware corporation.

            "Early Termination Premium" has the meaning set forth in Section
3.7.

            "EBITDA" means, with respect to any fiscal period of a Person, on a consolidated basis, such Person's earnings, excluding extraordinary items (determined in accordance with GAAP), plus (except to the extent attributable to extraordinary items (determined in accordance with GAAP)) the amount of any interest, taxes, depreciation, and amortization deducted in arriving at such earnings.

            "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $50,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $50,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or investing in commercial loans in the ordinary course of its business and having total available assets in excess of $50,000,000; (d) any Affiliate (other than individuals) of Foothill; and (e) any other Person approved by Foothill and Borrower, with such approval not to be unreasonably withheld, conditioned, or delayed.

            "Equipment" means all of Borrower's present and hereafter acquired machinery, games, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including go-karts, racing cars, motor vehicles, and trailers), tools, parts, and goods (other than farm products or Inventory), wherever located, including, (a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

            "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

            "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

            "Event of Default" has the meaning set forth in Section 8.

            "Existing Lender" has the meaning set forth in the recitals to this Agreement.

            "Existing Loan Agreements" has the meaning set forth in the recitals to this Agreement.

            "Existing Loans" has the meaning set forth in the recitals to this Agreement.

            "Existing Subordinated Debt" means (a) the Ten Percent Debentures,
(b) the Nine Percent Debentures, and (c) the NEF Debentures.

            "Exit Fee" has the meaning ascribed to such term in Section 2.10(a).

            "FEIN" means Federal Employer Identification Number.

            "Foothill" has the meaning set forth in the preamble to this Agreement.

            "Foothill Account" has the meaning set forth in Section 2.6.

            "Foothill Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Foothill; fees or charges paid or incurred by Foothill in connection with Foothill's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers,telecommunication, public record searches (including tax lien, litigation, and ucc searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with Borrower; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

            "Fresno" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "FunCenter" shall have the meaning ascribed to such term in the recitals to this Agreement.

            "Fundamental Change Transaction" shall have the meaning ascribed to such term in Section 7.3.

            "Future Subordinated Debt" means Indebtedness of Mountasia other than the Existing Subordinated Debt (which such Indebtedness shall not be co-made, endorsed, guarantied by, or otherwise be recourse to, any of Mountasia's Subsidiaries) that is on terms and conditions, including repayment terms and subordination provisions, acceptable to Foothill in its sole discretion.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action (including any claim in tort or contract against third Persons and any settlement, judgment award, or proceeds thereof or therefrom), goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

            "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

            "Hampstead" means The Hampstead Group, L.L.C., a Delaware limited liability company, MEI Holdings, L.P., a Delaware limited partnership, or MEI Financings, L.P., a Delaware limited partnership.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "HC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Houston" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Houston Note" means that certain senior secured seller carryback promissory note with an outstanding balance of approximately $1,909,000 as of the Closing Date, made by Mountasia in connection with Mountasia's acquisition of the Houston, Texas FunCenter, in the form heretofore provided by Mountasia to Foothill and certified to Foothill by an Authorized Officer of Mountasia as being accurate and complete.

            "Inactive Subsidiary" means any one or more of MGPFSI, Special, Amusement, Consulting, MMEII, MMEILC, MCNC, MCIMCI, ACI, or ACPI.

            "Indebtedness" means: (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases,
(d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person, and (f) all accounts payable of Borrower with respect to trade debt.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

            "Interest Coverage Ratio" means, with respect to any Person for any Relevant Measuring Period, the ratio of (a) Operating Cash Flow, to (b) Interest Expense for such period, all as determined on a consolidated basis in accordance with GAAP.

            "Interest Expense" means, with respect to any fiscal period, the cash interest expense incurred by a Person for such period as determined on a consolidated basis in accordance with GAAP.

            "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

            "Investment Agreement" means the Investment Agreement between Hampstead and Mountasia, as heretofore amended, in the form heretofore provided by Mountasia to Foothill and certified to Foothill by an Authorized Officer of Mountasia as being accurate and complete.

            "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

            "Lenexa" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases (by third Persons), and other title exceptions and encumbrances affecting Real Property.

            "Loan Account" has the meaning set forth in Section 2.9.

            "Loan Documents" means this Agreement, the Loan Purchase Agreement, the Stock Pledge Agreements, the Disbursement Letter, the Mutual General Release, the Blocked Account Agreement, the Mortgages, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

            "Loan Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

            "Material Adverse Change" means (a) a material and adverse change in the business, assets, liabilities, or financial condition of Borrower (taken as a whole), (b) the material impairment of Borrower's (taken as whole) ability to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the Obligations or realize upon the Collateral, (c) a material and adverse decline in the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the Collateral. In each instance, any determination required to be made of materiality, adversity, or impairment shall be an objective (and not a subjective) determination. As used herein, an "objective determination" is the determination that most likely would be made by an intelligent, reasonable, and neutral third party apprised of all relevant facts and circumstances (other than facts and circumstances that are not publicly disclosed and that have not been disclosed by Borrower to Foothill). As used herein, "material," "adverse," and "impairment" have the meanings commonly ascribed to such terms in ordinary usage.

            "Maturity Date" means August 21, 2001.

            "Maximum Revolving Amount" means $7,500,000.

            "MCNC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "MDC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "MEIF" shall have the meaning ascribed to such term in the recitals to this Agreement.

            "MGPC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "MGPDMI" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "MGPFSI" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Miami" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "MMC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "MMEICLP" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "MMEII" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "MMEILC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "MMEIMCI" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, and amendments thereto, executed by Borrower in favor of Foothill or the Existing Lender (including its predecessor in interest) and thereafter assigned to Foothill, and amendments thereto, the form and substance of which shall be satisfactory to Foothill, that encumber the Real Property Collateral and the related improvements thereto.

            "Most Recent 10-K" means the Securities and Exchange Commission Form 10-K/A of Mountasia for its fiscal year ended September 30, 1995.

            "Mt.Laurel" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Mountasia" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "MPI" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

            "NEF" means National Entertainment Funding, L.P., a Delaware limited partnership.

            "NEF Acquisition" means (a) the acquisition by Mountasia of all remaining limited and general partnership interests in NEF not previously owned by it, in accordance with the terms and provisions of the NEF Acquisition Documents, (b) the assumption by Mountasia of certain of the liabilities of NEF, including the express assumption by Mountasia for the benefit of Foothill of the NEF Loan, (c) the dissolution of NEF, (d) the transfer of all of NEF's former assets to Mountasia, and (e) the Amusement Lease Termination; provided that each transaction or transfer referred to in clauses (b) through (e) of this definition shall be effected by written documentation in form and substance reasonably satisfactory to Foothill, true and complete copies of which shall be provided to Foothill on or before the Closing Date.

            "NEF Acquisition Documents" means the two purchase and sale agreements and related exhibits, schedules, and attachments, dated as of April 3, 1996, among Mountasia and various of the partners of NEF, as any thereof may have been modified or amended in the form heretofore provided by Mountasia to Foothill and certified to Foothill by an Authorized Officer of Mountasia as being accurate and complete.

            "NEF Debentures" means the approximately $11,500,000 of subordinated 9.1% debentures to be issued by Mountasia pursuant to the NEF Acquisition in accordance with the terms and provisions of the NEF Acquisition Documents.

            "NEF Debenture Conversion" means the conversion of all or part of the NEF Debentures to common stock of Mountasia in accordance with the conversion provisions of the NEF Debentures.

            "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, certificated securities (including the shares of stock (or other interests) of Subsidiaries of Borrower), documents, personal property leases (wherein Borrower is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing.

            "Net Cash Proceeds" means, with respect to a Permitted Disposition,
(a) the gross cash payments received (including any cash payments received by way of deferred payment of principal pursuant to, or in liquidation of, any note or installment receivable or otherwise, but only as and when received, except that, with respect to any cash equivalents received, Borrower shall be deemed to have received on the date of receipt thereof a cash payment equal to the fair value of such cash equivalents on such date) by Borrower from such Permitted Disposition, in each case, minus (b) the sum of all legal, tax, and other reasonable fees (including investment banking and brokerage fees and commissions) and expenses incurred by Borrower in connection with such Permitted Disposition.

            "Net Recoveries" means, as of any date of determination, aggregate cash recoveries by Borrower on account of Designated Claims, net of any costs payable in connection with obtaining such recoveries.

            "NHC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Nine Percent Debenture Amendments" means the amendments to be effected with respect to the Nine Percent Debentures pursuant to documents, or term sheets with respect thereto, in the form heretofore provided by Mountasia to Foothill and certified to Foothill by an Authorized Officer of Mountasia as being accurate and complete.

            "Nine Percent Debenture Conversion" means the conversion of all or part of the Nine Percent Debentures to common stock of Mountasia in accordance with the conversion provisions of the Nine Percent Debentures.

            "Nine Percent Debentures" means the approximately $5,650,000 outstanding 9% Subordinated Convertible Debentures of Mountasia, as amended by the Nine Percent Debenture Amendments.

            "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment (including pursuant to the Loan Purchase Agreement) or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

            "OC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Off Track" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Operating Cash Flow" means, with respect to any Person for any applicable fiscal period, (a) EBITDA, minus (b) Unfinanced Capital Expenditures, in each case determined on a consolidated basis in accordance with GAAP.

            "Operating Subsidiary" means any Subsidiary of Mountasia other than MGPC, any Inactive Subsidiary, and any Unrestricted Subsidiary.

            "Ordinary Course Dispositions" means (a) the sale of Inventory in the ordinary course of Borrower's business, and (b) the sale, exchange, or other disposition of Equipment that is substantially worn, damaged, or obsolete and that is replaced with Equipment of like value.

            "Orlando" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Overadvance" has the meaning set forth in Section 2.4.

            "Participant" means any Person to which Foothill has sold a participation interest in its rights under the Loan Documents.

            "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

            "Permitted Acquisition" means a Permitted Mountasia Acquisition or a Permitted Unrestricted Subsidiary Acquisition, as the context may require.

            "Permitted Disposition" means, subject to the prior or concurrent satisfaction of the applicable Release Condition therefor, (a) Ordinary Course Dispositions, and (b) the sale, exchange, or other disposition, free and clear of Foothill's Lien or security interest (other than its Lien or security interest in the proceeds of such sale, exchange, or other disposition), of Equipment or Real Property (expressly excluding Accounts, General Intangibles, Inventory, and Negotiable Collateral), so long as (i) at least 80% of the consideration received in connection with such sale, exchange, or other disposition is in the form of cash or cash equivalents, (ii) Borrower is receiving fair value for the Equipment or Real Property that is the subject of such sale, exchange, or other disposition, and (iii) the Net Cash Proceeds to be received by Borrower at the time of the consummation of such sale, exchange, or other disposition is at least equal to the greater of
(y) an amount equal to 125% of the net book value (as of the most recently completed fiscal quarter) of the Equipment or Real Property that is the subject of such Permitted Disposition, and (z) if the Equipment or Real Property that is the subject of the Permitted Disposition is a FunCenter or other operating unit of Borrower, an amount equal to 3 times the Operating Cash Flow (prior to any overhead allocation and for the 12 months ended as of Borrower's most recently completed fiscal quarter) of such FunCenter or other operating unit.

            "Permitted Hampstead Transactions" means the consummation of the transactions contemplated by (a) the Investment Agreement, (b) the warrant for shares of common stock issued pursuant to the terms of the Investment Agreement,
(c) the registration rights agreement entered into pursuant to the terms of the Investment Agreement, and (d) the standstill agreement entered into pursuant to the terms of the Investment Agreement.

            "Permitted Investments" means (a) loans or advances to employees made by Mountasia in the ordinary course of business in an aggregate principal amount outstanding at any one time not to exceed $500,000, and (b) loans to employees made by Mountasia in accordance with the terms and provisions of
Schedule 5.2(l) to the Investment Agreement.

            "Permitted Liens" means (a) Liens held by Foothill, (b) Liens for unpaid taxes that are not yet due and payable or that are being contested as provided in Section 6.9, (c) Liens set forth on Schedule P-1 attached hereto,
(d) the interests of lessors arising after the Closing Date under operating leases, (e) Liens securing Permitted Purchase Money Indebtedness so long as the Lien only attaches to the asset or property developed, purchased, or acquired,
(f) Liens arising by operation of law in favor of warehouseman, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, for sums not yet delinquent or that are being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable financial statements of Borrower, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (j) Liens of or resulting from any judgment or award that do not give rise to an Event of Default under Section 8.9, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Foothill, (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower, and
(m) Liens securing Permitted Unrestricted Subsidiary Indebtedness so long as the Lien only attaches to the assets and properties of such Unrestricted Subsidiary.

            "Permitted Mountasia Acquisition" means an Acquisition made by Mountasia so long as (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition,
(b) at least 10 days prior to the consummation of any proposed Permitted Mountasia Acquisition, Mountasia shall have provided Foothill with a written description, in reasonable detail, of the proposed Permitted Mountasia Acquisition, (c) after giving effect to the proposed Acquisition, Borrower would have Availability of not less than $4,000,000, (d) the assets or properties being acquired, or the Person whose Securities are being acquired, are useful in or engaged in, as applicable, the operation of one or more FunCenters, (e) Mountasia has provided Foothill with confirmation, supported by detailed calculations and approved in writing by Foothill (which approval shall not be unreasonably withheld) that on a pro forma basis (adjusted to eliminate expense items that would not have been incurred and include income items that would have been recognized, in each case, if the combination had been accomplished at the beginning of the period; such eliminations and inclusions to be mutually agreed upon by Mountasia and Foothill) combining the historical consolidated financial statements of Mountasia and its Subsidiaries with the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets and properties to be acquired) pursuant to the proposed Acquisition, Borrower would have been in compliance with the financial covenants set forth in Section 7.19 hereof for the 12 months ending as of the fiscal quarter ended immediately prior to the proposed date of consummation of such proposed Acquisition (or, with respect to any proposed Acquisition to be consummated prior to June 30, 1997, for the period from July 1, 1996 through the date of the fiscal quarter ended immediately prior to the proposed date of consummation of such proposed Acquisition), (f) in the case of the acquisition of Securities of a Person, at or prior to the consummation of such Acquisition, such Person is merged with and into Mountasia, with Mountasia being the surviving entity in such merger; provided, however, that if Borrower can demonstrate to Foothill that there are bona fide economic advantages to doing so, such acquired Person may be merged with and into a Restricted Subsidiary, with such Restricted Subsidiary being the surviving entity in such merger; (g) in the case of the acquisition of assets or properties of a Person, at or prior to the consummation of such Acquisition, Mountasia has provided Foothill with UCC-

1 financing statements, fixture filings, and Mortgages with respect to the assets or properties being acquired in such Acquisition; provided, however, that if Borrower can demonstrate to Foothill that there are bona fide economic advantages to doing so, such acquired assets or properties may be acquired by a Restricted Subsidiary, so long as such Restricted Subsidiary provides Foothill with UCC-1 financing statements, fixture filings, and Mortgages with respect to the assets or properties being acquired in such Acquisition; provided, however, that if Mountasia (or the Restricted Subsidiary, as applicable) is incurring Permitted Purchase Money Indebtedness in connection with the consummation of such Acquisition and if Mountasia (or the Restricted Subsidiary, as applicable) is unable, after using its reasonable best efforts, to obtain any necessary consent from the holder of such Permitted Purchase Money Indebtedness to a second priority security interest in favor of Foothill with respect to the subject assets and properties, the requirement therefor shall be suspended until, if ever, such consent is obtained or the related Permitted Purchase Money Indebtedness is repaid, and (h) in connection with such proposed Acquisition, Mountasia shall not use the proceeds of Advances or Term Loans (including proceeds of Advances or Term Loans that are used, in one or a series of related transactions) to consummate the proposed Acquisition unless, after giving effect thereto, Borrower has Availability of $4,000,000, or more. For purposes of this definition, "pro forma EBITDA" shall be calculated after giving effect on a pro forma basis for the period of such calculation to any other Permitted Mountasia Acquisition (including, without limitation, the EBITDA of the Person or assets or property so acquired in such other Permitted Mountasia Acquisition and any Permitted Purchase Money Indebtedness acquired or incurred in connection with such other Permitted Mountasia Acquisition) occurring during the 12 month period as if such other Permitted Mountasia Acquisition occurred on the first day of the 12 month period.

            "Permitted Protest" means the right of Borrower to protest any Lien, tax, or rental payment, other than any such Lien that secures the Obligations, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Foothill,
(b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral.

            "Permitted Purchase Money Indebtedness" means Purchase Money Indebtedness of Borrower that was incurred after the Closing Date so long as (a) no Default or Event of Default exists at the time of the incurrence thereof, or would exist after giving effect thereto, and (b) the principal amount of all such Purchase Money Indebtedness of Borrower outstanding at any one time, that was incurred after the Closing Date, does not exceed $60,000,000.

            "Permitted Special Distribution" means any dividend or distribution by Mountasia to some or all of its present or former shareholders that (a) is not declared or paid at any time when an Event of Default has occurred and is continuing, and (b) when aggregated with all other Permitted Special Distributions declared and paid to present or former shareholders of Mountasia, does not exceed in the aggregate the Special Distribution Limit.

            "Permitted Subordinated Debt Payments" means regularly scheduled payments of interest in cash or common stock of Mountasia (in each case, taking full advantage of any ability of Mountasia to make such payment in common stock) and regularly scheduled payments of principal (in each case, however, only to the extent that such payments are made in common stock of Mountasia), but not prepayments, with respect to Subordinated Debt, but excluding any payments that are due following the occurrence and during the continuance of any Event of Default, or the making of which would conflict with the subordination provisions of the Subordinated Debt; provided that nothing herein prevents the Nine Percent Debenture Conversion, the Ten Percent Debenture Conversion, or the NEF Debenture Conversion.

            "Permitted Transactions" means (a) the NEF Acquisition, (b) the Willowbrook Acquisition, (c) the Nine Percent Debenture Amendments, (d) the Nine Percent Debenture Conversion, (e) the NEF Debenture Conversion, (f) the Ten Percent Debenture Conversion, (g) Permitted Subordinated Debt Payments, (h) Permitted Special Distributions, (i) Permitted Unrestricted Subsidiary Investments, (j) Permitted Unrestricted Subsidiary Transactions, and (k) Permitted Hampstead Transactions.

            "Permitted Unrestricted Subsidiary Acquisition" means an Acquisition made by one of the Unrestricted Subsidiaries so long as (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition, (b) at least 10 days prior to the consummation of any proposed Permitted Unrestricted Subsidiary Acquisition, Mountasia shall have provided Foothill with a written description, in reasonable detail, of the proposed Permitted Unrestricted Subsidiary Acquisition, (c) the assets or properties being acquired, or the Person whose Securities are being acquired, are useful in or engaged in, as applicable, the operation of one or more FunCenters, (d) in the case of the acquisition of Securities of a Person, at or prior to the consummation of such Acquisition, either (i) such Person is merged with and into an existing Unrestricted Subsidiary, with such Unrestricted Subsidiary being the surviving entity in such merger, or (ii) such Person is designated as a Unrestricted Subsidiary in a writing sent to Foothill by Mountasia and Mountasia executes and delivers an appropriate amendment to the Stock Pledge Agreement in order to add the Securities of such newly acquired Unrestricted Subsidiary to the collateral pledged thereunder, and, in either such case, at or prior to the consummation of such Acquisition, the applicable Unrestricted

Subsidiary has executed and delivered a joinder to this Agreement and the other Loan Documents and has provided Foothill with UCC-1 financing statements, fixture filings, and Mortgages with respect to the assets or properties being acquired in such Acquisition; provided, however, that if such Unrestricted Subsidiary is incurring Permitted Purchase Money Indebtedness in connection with the consummation of such Acquisition and if such Unrestricted Subsidiary is unable, after using its reasonable best efforts, to obtain any necessary consent from the holder of such Permitted Purchase Money Indebtedness to a second priority security interest in favor of Foothill with respect to the subject assets and properties, the requirement therefor shall be suspended until, if ever, such consent is obtained or the related Permitted Purchase Money Indebtedness is repaid, (e) in the case of the acquisition of assets or properties of a Person, (i) such assets or properties are acquired by an existing Unrestricted Subsidiary, or (ii) such assets or properties are acquired by a newly formed Unrestricted Subsidiary identified in a writing sent to Foothill by Mountasia and Mountasia executes and delivers an appropriate amendment to the Stock Pledge Agreement in order to add the Securities of such newly formed Unrestricted Subsidiary to collateral pledged thereunder, and, in either such case, at or prior to the consummation of such Acquisition, the applicable Unrestricted Subsidiary has executed and delivered a joinder to this Agreement and the other Loan Documents and has provided Foothill with UCC-1 financing statements, fixture filings, and Mortgages with respect to the assets or properties being acquired in such Acquisition; provided, however, that if such Unrestricted Subsidiary is incurring Permitted Purchase Money Indebtedness in connection with the consummation of such Acquisition and if such Unrestricted Subsidiary is unable, after using its reasonable best efforts, to obtain any necessary consent from the holder of such Permitted Purchase Money Indebtedness to a second priority security interest in favor of Foothill with respect to the subject assets and properties, the requirement therefor shall be suspended until, if ever, such consent is obtained or the related Permitted Purchase Money Indebtedness is repaid.

            "Permitted Unrestricted Subsidiary Indebtedness" means Indebtedness incurred by an Unrestricted Subsidiary (including in respect of any line of credit or other "program" financing and including Acquired Indebtedness) to Persons other than a Debtor in connection with the consummation of a Permitted Unrestricted Subsidiary Acquisition, so long as (a) no Default or Event of Default exists at the time of the incurrence thereof, or would exist after giving effect thereto, (b) such Indebtedness to be on terms and conditions satisfactory to Foothill, in its reasonable discretion, and (c) such Indebtedness is in an amount, with respect to each Permitted Unrestricted Subsidiary Acquisition, not to exceed at any time 70% of the sum of (i) the purchase price paid in connection with such Permitted Unrestricted Subsidiary Acquisition, and (ii) the aggregate costs of any renovations made with respect to the assets or properties acquired in such Permitted Unrestricted Subsidiary Acquisition, provided, however, that (y) such Indebtedness shall be non-recourse to any Debtor (other than for any customary carve-outs for environmental and "bad deed" indemnities), but may be recourse to the applicable Unrestricted Subsidiary (which Unrestricted Subsidiary shall have no material Indebtedness, assets, or properties, other than those acquired in connection with Permitted Unrestricted Subsidiary Acquisitions), and (z) if required by the provider of such Indebtedness, such Indebtedness may be secured by a first priority Lien upon all material assets of such Unrestricted Subsidiary.

            "Permitted Unrestricted Subsidiary Investments" means, so long as no Default or Event of Default has occurred and is continuing, loans or capital contributions by Mountasia in or to any of the Unrestricted Subsidiaries in an amount not to exceed, in the aggregate, an amount equal to (a) the amount of equity contributed, in cash (or by conversion of Indebtedness in accordance with Section 3.1(x)), by Hampstead to Mountasia, minus (b) $40,000,000.

            "Permitted Unrestricted Subsidiary Transactions " means any Fundamental Change Transaction involving solely Unrestricted Subsidiaries.

            "Permitted Uses" means the use of proceeds of Advances and the Term Loans to (a) fund the acquisition of additional FunCenters so long as after giving effect thereto Borrower has Availability of $4,000,000, or more, or (b) other than as may be restricted by clause (a), fund Borrower's general corporate purposes (including Capital Expenditures), consistent with the terms and conditions hereof.

            "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

            "PH" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "PHS" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

            "Portland" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Purchase Money Indebtedness" means any Indebtedness (other than the Obligations) incurred at the time of or within 30 days prior to or after the purchase or acquisition of any Equipment or Real Property solely for the purpose of financing all or any part of the purchase price thereof and paying the related acquisition or development costs, provided, however, that such Indebtedness shall not exceed the fair market value of such fixed assets at the time of their acquisition, plus sales and excise taxes, installation and delivery charges, and other related expenses paid by or charged to Mountasia or its Subsidiaries in connection with such acquisition, plus the costs and expenses of development thereof.

            "RBC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "RC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "RCC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Debtor (including leasehold estates).

            "Real Property Collateral" means the Real Property, including the parcel or parcels of real property and the related improvements thereto identified on Schedule R-1, and any Real Property hereafter acquired by Borrower, including the Real Property proposed to be acquired by Borrower that is located in Puente Hills, California.

            "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

            "Release Condition" means with respect to any Permitted Disposition (other than an Ordinary Course Disposition) that (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) Borrower is receiving at least fair value for the subject Equipment or Real Property, (c) Borrower is selling, exchanging, or disposing of the subject Equipment or Real Property and, following such sale, exchange, or other disposition, the subject Equipment or Real Property is not to be the subject of a lease by Mountasia or any of its Subsidiaries and (d) the subject Equipment or Real Property is not being sold to, exchanged with, or disposed of to, any Affiliate of Mountasia or Hampstead.

            "Relevant Measuring Period" means, with respect to September 30, 1996, the three months then ended, with respect to December 31, 1996, the six months then ended, with respect to March 31, 1997, the nine months then ended, and, with respect to any date thereafter, the twelve months then ended.

            "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

            "Required Amount" means, in connection with a Permitted Disposition, the greater of (a) an amount equal to 75% of the Net Cash Proceeds received by Borrower in connection with such Permitted Disposition, (b) an amount equal to 125% of the net book value (as of the most recently completed fiscal quarter) of the Equipment or Real Property that is the subject of such Permitted Disposition, or (c) if the Equipment or Real Property that is the subject of the Permitted Disposition is a FunCenter or other operating unit of Borrower, an amount equal to 3 times the Operating Cash Flow (prior to any overhead allocation and for the 12 months ended as of Borrower's most recently completed fiscal quarter) of such FunCenter or other operating unit.

            "Restricted Subsidiary" shall mean any Subsidiary of Mountasia that is not an Unrestricted Subsidiary.

            "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

            "SAC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "San Antonio" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "San Diego" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Santa Clarita" means Mountasia of Santa Clarita, L.P., a California limited partnership.

            "Security" shall have the meaning set forth in Section 2(1) of the Securities Act of 1933, as amended.

            "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

            "Special" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Special Distribution Limit" means as of any date of determination
(a) if, as of such date, Net Recoveries are not more than $10,000,000, an amount equal to 50% of Net Recoveries; and (b) if, as of such date, Net Recoveries are more than $10,000,000, an amount equal to the sum of $5,000,000 plus 75% of such excess.

            "Stock Pledge Agreements" means the stock pledge agreements executed and delivered by Mountasia and MGPC to Foothill with respect to the pledge of the stock of their respective first-tier Subsidiaries, as required by Section 3.1.

            "Subordinated Debt" means (a) the Existing Subordinated Debt, and
(b) the Future Subordinated Debt.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation, partnership, limited liability company, or other entity.

            "Suit" means a lawsuit pending in a court, a formal arbitration proceeding pending before an arbitrator, or any other comparable formal adversary proceeding, but does not include mediation or settlement discussions not involving such a formal proceeding.

            "Tampa" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "TC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Tempe" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Temporary Account" means account number 2320839090 of Mountasia maintained with NationsBank, National Association (South), whose office is located at 600 Peachtree Street, N.E., Atlanta, Georgia 30308.

            "Ten Percent Debenture Conversion" means the conversion of all or part of the Ten Percent Debentures to common stock of Borrower in accordance with the conversion rights of the Ten Percent Debentures.

            "Ten Percent Debentures" means the approximately $6,961,882 outstanding 10% Convertible Subordinated Debentures due January 31, 1998 in the form heretofore provided by Mountasia to Foothill and certified to Foothill by an Authorized Officer of Mountasia as being accurate and complete.

            "Term Loans" means, collectively, Term Loan A and Term Loan B.

            "Term Loan A" has the meaning set forth in Section 2.2.

            "Term Loan A Commitment" means $12,500,000, as such amount may be adjusted from time to time in accordance with the provisions of Section 2.2(b).

            "Term Loan A Repayment Date" means the first date, if any, on which Borrower prepays the principal balance of Term Loan A to zero so long as such date occurs within 34 days of the Closing Date.

            "Term Loan B" has the meaning set forth in Section 2.3.

            "Term Loan B Commitment" means, from and after the satisfaction of the conditions precedent contained in Sections 3.2 and 3.3 and prior to the making of Term Loan B, $5,000,000. Prior to the satisfaction of such conditions precedent, and after the making of Term Loan B, the Term Loan B Commitment shall equal zero.

            "Trademark Security Agreements" means Trademark Security Agreements executed and delivered by Mountasia and MGPC to Foothill, in form and substance satisfactory to Foothill.

            "Tucson" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

            "Unfinanced Capital Expenditures" means Capital Expenditures of Borrower other than those made directly (a) with the proceeds of Permitted Purchase Money Indebtedness, (b) with the proceeds of insurance respecting casualty losses to the extent applied to the repair or replacement of the property affected by such casualty loss, (c) as part of a concurrent sale and purchase of capital assets up to the amount of the net proceeds received from the sale of the subject capital assets, (d) with proceeds of equity investments made by Hampstead to the equity of Mountasia (which amounts are not used, directly or indirectly, to make a Permitted Unrestricted Subsidiary Investments) after the Closing Date, or (e) up to $30,000,000 in the aggregate.

            "Unrestricted Subsidiary" means any Subsidiary of Mountasia that is formed or acquired after the Closing Date in connection with the consummation of a Permitted Acquisition and that (a) is designated as being an "Unrestricted Subsidiary" in a writing delivered by Mountasia to Foothill at the time of such formation or acquisition, (b) except as otherwise provided in the definition of "Permitted Unrestricted Subsidiary Indebtedness," all of such Subsidiary's liabilities are non-recourse to Mountasia or any Restricted Subsidiary, and (c) no Affiliate of Mountasia (other than Hampstead) owns any capital stock (or other interests) of such Subsidiary.

            "Voidable Transfer" has the meaning set forth in Section 15.8.

            "Willowbrook" means the FunCenter referred to as such on page 18 of the Most Recent 10-K.

            "Willowbrook Acquisition" means the proposed acquisition by Mountasia of Willowbrook pursuant to the Willowbrook Acquisition Documents.

            "Willowbrook Acquisition Documents" means (a) the Purchase and Sale Agreement, between M.F.G. of Willowbrook, L.P., a Texas limited partnership

("Willowbrook Partnership"), and Mountasia, dated as of January 1, 1996, and (b) the Lease Agreement, between Willowbrook Partnership and Mountasia, dated as of January 1, 1996, in the form heretofore provided by Mountasia to Foothill and certified to Foothill by an appropriate officer of Mountasia as being accurate and complete.

            "Young World of Spartanburg Note" means that certain subordinated promissory note with an outstanding balance of approximately $2,000,000 as of the Closing Date, made by Mountasia in connection with Mountasia's acquisition of the Spartanburg, South Carolina FunCenter, in the form heretofore provided by Mountasia to Foothill and certified to Foothill by an appropriate officer of Mountasia as being accurate and complete.

            1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial statement, financial covenant, or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise;

            1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

            1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

            1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

            1.6 Restatement. This Agreement restates and replaces in its entirety the Existing Loan Agreements; in the event of any conflict or inconsistency between this Agreement and the Existing Loan Agreements, this Agreement shall control in any and all events.

      2. LOAN AND TERMS OF PAYMENT.

            2.1 Revolving Advances.

                  (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed the Maximum Revolving Amount. On the Closing Date, a portion of the Existing Loans up to the Maximum Revolving Amount shall be converted into Advances.

                  (b) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                  (c) To the extent that any provision of the Loan Documents expressly so provides, Foothill may from time to time create reasonable reserves against Availability. Without limiting the generality of the foregoing, should Borrower at any time be 30 days or more delinquent in the payment of Real Property taxes or payroll taxes, Foothill may create and maintain reserves in the estimated amounts of such delinquencies; provided, however, that Foothill agrees to provide Borrower with 5 days prior notice before the imposition of any such reserve and, during such 5 day period, Borrower shall not be able to request Advances under Section 2.1 that would cause the amount of the Availability less the proposed reserve to be less than $1.00.

            2.2 Term Loan A. (a) On the Closing Date, a portion of the Existing Loans shall be converted into a term loan (the "Term Loan A") in the original principal amount of $12,500,000. The outstanding principal balance and all accrued and unpaid interest under Term Loan A shall be due and payable upon the earlier of (i) the Maturity Date, or (ii) the date of termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of Term Loan A may be prepaid in whole or in part without penalty or premium (except to the extent, if any, that the Exit Fee or Early Termination Premium may be applicable) at any time during the term of this Agreement upon 15 days (3 days in the case of the first such prepayment so long as it occurs within 34 days of the Closing Date) prior written notice by Borrower to Foothill; provided, however, that, subsequent to the Term Loan A Repayment Date, any voluntary prepayment of Term Loan A shall be deemed to constitute and shall result in a permanent termination of the remaining Term Loan A Commitment. All amounts outstanding under Term Loan A shall constitute Obligations. Any amount repaid with respect to Term Loan A may be reborrowed, in one or more drawings, subject to the prior satisfaction of the conditions contained in Sections 3.3 and 3.9.

            (b) Anything to the contrary in this Section 2.2 notwithstanding, Borrower shall have the right, from time to time, but not more than 5 times during the term of this Agreement, to reduce permanently the Term Loan A Commitment. Borrower shall give Foothill not less than 15 days prior written notice designating the date (which shall be a Business Day) of such reduction and each such reduction shall be in an amount of not less than $50,000. Each such reduction automatically shall be effective on the date specified in Borrower's notice given in compliance hereunder.

            2.3 Term Loan B. Subject to the prior satisfaction of the conditions contained in Sections 3.2 and 3.3, Foothill has agreed to make a term loan (the "Term Loan B") to Borrower in an original principal amount up to $5,000,000 on or prior to December 31, 1996 (but not after) subject to the terms and conditions set forth herein. The outstanding principal balance and all accrued and unpaid interest under Term Loan B shall be due and payable upon the earlier of (i) the Maturity Date, or (ii) the date of termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of Term Loan B may be prepaid in whole or in part without penalty or premium (except to the extent, if any, that the Exit Fee or Early Termination Premium may be applicable) at any time during the term of this Agreement upon 15 days prior written notice by Borrower to Foothill. All amounts outstanding under Term Loan B shall constitute Obligations. Any amount repaid with respect to Term Loan B may not be reborrowed.

            2.4 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to Section 2.1 is greater than the Dollar limitations set forth in Section 2.1 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill to repay Advances outstanding under Section 2.1.

            2.5 Interest: Rates, Payments, and Calculations.

                  (a) Interest Rate. Except as provided in clause (b) below, (i) all Obligations shall bear interest at a per annum rate of 1.5 percentage points above the Reference Rate.

                  (b) Default Rate. From and after and during the continuation of an Event of Default, all Obligations shall bear interest at a per annum rate equal to 4.5 percentage points above the Reference Rate.

                  (c) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 7% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                  (d) Payments. Interest hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest, all Foothill Expenses (as and when incurred), the fees and charges provided for in Section 2.10 (as and when accrued or incurred), and all installments or other payments due under the Term Loans, or any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                  (e) Computation. The Reference Rate as of the date of this Agreement is 8.25% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                  (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

            2.6 Collection of Accounts. Borrower shall, at all times after the Closing Date, instruct all managers and other responsible personnel operating each FunCenter to deposit all Collections in respect thereof at the close of each day of business into deposit accounts maintained with depositary institutions that have been notified of Foothill's security interest in such deposit accounts. Borrower agrees that all Collections and other amounts received by any Debtor from any source other than such Collections in respect of the operation of FunCenters as soon as practicable upon receipt shall be remitted (a) during the period from the Closing Date up to the date of the satisfaction of the condition subsequent set forth in Section 3.4(g), to the Temporary Account, and (b) from and after the date of the satisfaction of the condition subsequent set forth in
Section 3.4(g), to the Blocked Account. No Blocked Account Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Foothill. In accordance with Borrower's ordinary and customary mode of business and prudent cash management practices, all Collections deposited in any deposit account of any Debtor (other than the Blocked Account) shall be transferred no less often than weekly into the Temporary Account, or the Blocked Account, as applicable. Prior to the occurrence of a Designated Event of Default, Borrower shall have unrestricted access to the funds in such Temporary Account or Blocked Account, as applicable. From and after the occurrence of a Designated Event of Default, all amounts received in the Temporary Account or Blocked Account, as applicable, automatically shall be wire transferred each Business Day into an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill.

            2.7 Crediting Payments; Application of Collections. The receipt of any Collections by Foothill immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. If, after applying Collections to Obligations then due, a credit remains, and if no Event of Default has occurred and is continuing, Foothill shall transfer such credit to Borrower's Designated Account. From and after the Closing Date, Foothill shall be entitled to charge Borrower for 3 Business Days of `clearance' or `float' at the rate set forth in Section 2.5(a) or Section 2.5(b), as applicable, on all Collections that are received by Foothill, or, without duplication, all Collections that are deposited in any Blocked Account, or, without duplication, all Collections that are deposited in the Temporary Account. This across-the-board 3 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Foothill, whether they are remitted to the Foothill Account, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 3 Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. Los Angeles time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. Los Angeles time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

            2.8 Borrower's Designated Account. Foothill is authorized to make the Advances and the Term Loans under this Agreement based upon written instructions sent in accordance with Section 12 from anyone purporting to be an Authorized Officer of Borrower, or without instructions if pursuant to Section 2.5(d). Foothill shall incur no liability to Borrower in acting upon any such written instructions that Foothill believes in good faith to have been given by an Authorized Officer and in making any Advance or other loan in accordance with this Agreement pursuant to any such written notice. Any such written instructions shall be irrevocable and Borrower shall be bound to make a borrowing in accordance therewith. Borrower agrees to establish and maintain Borrower's Designated Account with Borrower's Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any Advance requested by Borrower and made by Foothill hereunder shall be made to Borrower's Designated Account. Even though Borrower's Designated Account is in the name of Mountasia and is managed by Mountasia, any Advances and Term Loans shall be for the benefit and for the account of each and every Debtor, as co-obligors, and each Debtor hereby appoints Mountasia as its agent, and Mountasia hereby agrees to act as such, for purposes of dealing with the proceeds of any Term Loans or Advances. Foothill shall have no responsibility with respect to the allocation of the proceeds of either of the Term Loans or Advances as among Debtors, and each Debtor acknowledges that it is obligated with respect to all the Obligations without regard to which Debtor actually receives or uses the proceeds of either of the Term Loans or Advances. The Debtors are an integrated operation and each Debtor acknowledges that it will receive direct and indirect benefits from the co-borrowing arrangement provided for herein, which is being provided by Foothill at the request of each Debtor and as an accommodation to all of the Debtors.

            2.9 Maintenance of Loan Account; Statements of Obligations. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances and the Term Loans made by Foothill to Borrower or for Borrower's account, including, accrued interest, Foothill Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Foothill from Borrower or for Borrower's account, including all amounts received in the Foothill Account from any Blocked Account Bank. Foothill shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within 60 days after receipt thereof by Borrower, Borrower shall deliver to Foothill by registered or certified mail at its address specified in Section 12, written objection thereto describing the error or errors contained in any such statements.

            2.10 Fees. Borrower shall pay to Foothill the following fees:

                  (a) Exit Fee. On the earlier of the Maturity Date or the effective date of termination of this Agreement under Section 3.7 or 3.8, an exit fee of $475,000 ("Exit Fee"), which is fully earned and non-refundable from and after the Closing Date, but shall not commence to bear interest until the date that it first becomes payable.

                  (b) Term Loan B Fee. On the date, if such date occurs, that Borrower receives written notice from Lender that the condition set forth in
Section 3.2(c) has been satisfied, or waived by Foothill in its sole discretion, a fully earned and non-refundable fee of $50,000;

                  (c) Unused Commitment Fee. (i) On the first day of each month during the term of this Agreement, an unused commitment fee in an amount equal to 0.5% per annum times the Average Unused Portion of the Maximum Revolving Amount, plus (ii) on the first day of each month during the term of this Agreement occurring on and after the Term Loan A Repayment Date, an unused commitment fee in an amount equal to 0.5% per annum times the Average Unused Portion of the Term Loan A Commitment;

                  (d) Financial Examination, Documentation, and Appraisal Fees. Foothill's customary fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Foothill; Foothill's customary appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral; and, on each anniversary of the Closing Date, a fee of $5,000 per year for legal loan documentation review; and

                  (e) Servicing Fee. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $5,000.

            2.11 Purchase of Loans of Existing Lender Not Deemed Repayment; Assumption of Such Purchased Loans by Each Debtor; Allocation of Obligations on Closing Date. To the extent that Foothill advances funds on the Closing Date to the Existing Lender pursuant to the Loan Purchase Agreement in an amount equal to the Assigned Amount (as defined in the Loan Purchase Agreement), such advances shall constitute a purchase of the existing claims of the Existing Lender by Foothill, as thereafter restated hereby, and shall not constitute a repayment of such claims. Upon being purchased by Foothill from the Existing Lender on the Closing Date, such claims in an amount equal to the Assigned Amount shall become an Obligation of the Borrower hereunder, and each Debtor hereby expressly assumes and agrees to be bound by such Obligations as a co-obligor (even if such Debtor previously was liable as a guarantor or in some other capacity, or even not at all), such that the liability of Borrower shall be as if Foothill made a loan to Borrower in the Assigned Amount on the Closing Date. The intention of the parties is to preserve the continuity of the original loans made by the Existing Lender, as acquired by Foothill and restated hereby, and not to effect a repayment thereof. The parties acknowledge that, on the Closing Date, in addition to acquiring claims in an amount equal to the Assigned Amount, Foothill may make additional loans or advances. The sum total of Obligations to Foothill incurred on the Closing Date (whether with respect to purchased claims, or with respect to supplemental loans or advances made by Foothill) shall be allocated, first, to Term Loan A until it is fully disbursed and, thereafter, to Advances under Section 2.1.

            2.12 Mandatory Prepayments. Immediately upon receipt by Borrower of Net Cash Proceeds of any Permitted Disposition (other than an Ordinary Course Disposition), Borrower shall (a) prepay Term Loan A in an amount equal to the Required Amount applicable to such Permitted Disposition and the amount so prepaid automatically shall reduce the Term Loan A Commitment, on a dollar-for-dollar basis, (b) if Term Loan A has been repaid or prepaid in full, prepay Term Loan B in an amount equal to the Required Amount applicable to such Permitted Disposition (or the balance remaining after the prepayment of Term Loan A pursuant to clause (a) above, as applicable), and the amount so prepaid automatically shall reduce the Term Loan A Commitment, if any, on a dollar-for-dollar basis and, thereafter, the Term Loan B Commitment, if any, on a dollar-for-dollar basis, and (c) if Term Loan A and Term Loan B have been repaid or prepaid in full, prepay the Advances made by Foothill to Borrower under Section 2.1 in an amount equal to the Required Amount applicable to such Permitted Disposition (or the balance remaining after the prepayment of Term Loan A pursuant to clause (a) above or the prepayment of Term Loan B pursuant to clause (b) above, as applicable), and the amount so prepaid automatically shall reduce the Term Loan A Commitment, if any, on a dollar-for-dollar basis and, thereafter, the Term Loan B Commitment, if any, on a dollar-for-dollar basis and, thereafter the Maximum Revolving Amount, on a dollar-for-dollar basis.

      3. CONDITIONS; TERM OF AGREEMENT.

            3.1 Conditions Precedent to the Initial Advance and Term Loan A. The obligation of Foothill to make the initial Advance and to make Term Loan A is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

                  (a) the Closing Date shall occur on or before August 23, 1996;

                  (b) Foothill shall have received searches reflecting the filing of its financing statements and fixture filings;

                  (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                        i) the Disbursement Letter;

                        ii) the Loan Purchase Agreement, together with UCC assignments, Real Property Collateral assignments and other documentation evidencing, among other things, the assignment to Foothill by Existing Lender of the Existing Loans and all of its Liens in and to the properties and assets of Borrower, and together with the originals of all of the loan documents being assigned thereby;

                        iii) the Mortgages; and

                        iv) the Trademark Security Agreements;

                  (d) Foothill shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                  (e) Foothill shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                  (f) Foothill shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                  (g) Foothill shall have received certificates of status with respect to Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would have a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                  (h) Foothill shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel;

                  (i) [Intentionally omitted];

                  (j) The terms and conditions of the Nine Percent Debentures, the Ten Percent Debentures, and the NEF Debentures, in each case as in effect on the Closing Date and giving effect to any prior or concurrent amendments thereof or exchanges thereof, shall be satisfactory to Foothill, and any and all defaults under the Nine Percent Debentures shall have been cured or waived;

                  (k) Foothill shall have received opinions of Borrower's counsel in form and substance satisfactory to Foothill in its sole discretion;

                  (l) Foothill shall have received (i) appraisals of the Real Property Collateral and appraisals of the Equipment, in each case satisfactory to Foothill, and (ii) mortgagee title insurance policies or assignments of the insured's interest therein (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Foothill (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Foothill assuring Foothill that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage Liens on such Mortgaged Properties free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to Foothill;

                  (m) Foothill shall have received a phase-I environmental report (and tank testing report) and a real estate survey shall have been completed with respect to the Real Property Collateral and copies thereof delivered to Foothill; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Foothill in its sole discretion;

                  (n) Foothill shall have received satisfactory evidence that all returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (o) Foothill shall have received, reviewed and approved financial projections for the Borrower for the calendar years of 1996 including the detail relating to the projected performance of individual FunCenter operations and budgeted performance of FunCenters open less than 12 months;

                  (p) Foothill shall have received satisfactory evidence that Borrower has addressed all outstanding property tax defaults and issues, together with the ability to report monthly the currency of the Real Property and all employee payroll taxes, each to the reasonable satisfaction of Foothill;

                  (q) [Intentionally omitted];

                  (r) [Intentionally omitted];

                  (s) Foothill shall be satisfied that the NEF Acquisition shall have been consummated prior to or upon the Closing Date, and shall have received certified true and complete copies of all documents executed and delivered in connection therewith;

                  (t) to the extent that any defined term herein requires that Foothill have received copies of documents certified as being true and correct prior to the Closing Date, Foothill shall have received such copies so certified sufficiently in advance of the Closing Date as to have had a reasonable opportunity to review same;

                  (u) Mountasia shall have pledged to Foothill, to secure its Obligations, 100% of the issued and outstanding capital stock (or other interests) of each of its first-tier Subsidiaries, pursuant to a pledge agreement satisfactory to Foothill, and shall have delivered to Foothill the original stock certificates evidencing same together with duly executed stock powers with respect thereto in form satisfactory to Foothill;

                  (v) MGPC shall have pledged to Foothill, to secure its Obligations, 100% of the issued and outstanding capital stock (or other interests) of each of its first-tier Subsidiaries, pursuant to a pledge agreement satisfactory to Foothill, and shall have delivered to Foothill the original stock certificates evidencing same together with duly executed stock powers with respect thereto in form satisfactory to Foothill;

                  (w) Hampstead, prior to the consummation of the purchase by Foothill from Hampstead of Hampstead's claims against Borrower, shall have converted all indebtedness owed to Hampstead by Borrower in excess of $20,000,000 to common equity of Mountasia, and Foothill shall have received satisfactory written evidence of such conversion;

                  (x) Hampstead shall have contributed to the common equity of Mountasia an amount, in cash, of not less than $40,000,000 less the amount of Indebtedness converted to common equity as described in the immediately preceding paragraph, and Foothill shall have received satisfactory written evidence of such conversion;

                  (y) each of the Houston Note and the Young World of Spartanburg Note shall have been fully repaid and discharged, any Liens securing either of same shall have been released (or the holders thereof shall have contractually obligated themselves to release such Liens), and Foothill shall have received satisfactory written evidence of the foregoing;

                  (z) [Intentionally omitted];

                  (aa) Foothill shall have received a copy of the executed letter of intent relative to Borrower's proposed purchase of the Real Property on which Borrower operates its FunCenter located in Puente Hills, California, such agreement to be certified by an appropriate officer of Borrower as being true and complete;

                  (ab) Foothill shall have received a copy of the executed Service Agreement between Hampstead and Mountasia, such agreement to be in form and substance satisfactory to Foothill and to be certified by an appropriate officer of Borrower as being true and complete;

                  (ac) on the Closing Date, Foothill shall have received from Borrower a pro forma consolidated opening balance sheet of Mountasia, giving effect to all of the transactions enumerated in this Agreement that are to be completed on or before the Closing Date and the making of the initial Advance and Term Loan A, the form and substance of which shall be satisfactory to Foothill; and

                  (ad) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

            3.2 Conditions Precedent to Term Loan B. The obligation of Foothill to make Term Loan B is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before December 31, 1996:

                  (a) Borrower shall have provided Foothill with a written request to fund Term Loan B;

                  (b) [Intentionally omitted];

                  (c) Foothill shall have received either (i) the required approval of Norwest Corporation to fund Term Loan B (it being understood by Borrower that Foothill has not approached Norwest Corporation for such approval and that there can be no assurance that Norwest Corporation will grant such approval, although Foothill acknowledges its obligation to request such approval in accordance with the provisions of Section 15.10 hereof), or (ii) binding commitments in an aggregate amount of $5,000,000, or greater, from Participants, each on terms and conditions acceptable to Foothill;

                  (d) Borrower previously or contemporaneously shall have completed the Willowbrook Acquisition in accordance with the terms and conditions of the Willowbrook Acquisition Documents;

                  (e) Foothill shall receive (i) subject to receiving, if required, the consent of the existing secured lender respecting Willowbrook (which consent Borrower shall use its reasonable best efforts to obtain), a perfected second priority Lien on all assets associated with Willowbrook, real and personal, pursuant to security documents satisfactory to Foothill, junior only to a prior Lien in favor of the existing secured lender of approximately $1,500,000 of aggregate principal amount, and (ii) mortgagee title insurance policy (or a marked commitment to issue the same) for the Real Property Collateral associated with Willowbrook issued by a title insurance company satisfactory to Foothill in an amount satisfactory to Foothill assuring Foothill that the Mortgage on such property creates a valid and enforceable first priority mortgage Lien on such property free and clear of all defects and encumbrances except Permitted Liens, and such mortgage policy or commitment shall otherwise be in form and substance reasonably satisfactory to Foothill; and

                  (f) any conditions subsequent provided for in Section 3.4 that are due to have been satisfied shall have been satisfied as Foothill may determine in its sole discretion.

            3.3 Conditions Precedent to all Advances and the Term Loans. The following shall be conditions precedent to all Advances and the making of each of the Term Loans hereunder:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.

            3.4 Conditions Subsequent. As conditions subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default hereunder):

            (a) within 30 days following the Closing Date, deliver to Foothill the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel;

            (b) to the extent that Foothill closes without satisfaction on or before the Closing Date of any condition precedent pertaining to Real Property (including assignments of leasehold estates), such condition precedent shall not be waived and automatically shall become a condition subsequent that Borrower shall use its reasonable best efforts to complete as soon as practicable following the Closing Date;

            (c) within 60 days following the Closing Date, deliver to Foothill Collateral Access Agreements from the lessors with respect to Borrower's headquarters location in Alpharetta, Georgia, and its Warner Center location in Woodland Hills, California;

            (d) within 60 days following the Closing Date, deliver to Foothill evidence that Borrower has obtained business interruption insurance, the terms and conditions of the insurance policy regarding such insurance to be satisfactory to Foothill;

            (e) within 60 days following the Closing Date, deliver to Foothill evidence that Borrower has increased the amount of its combined single limit bodily injury and property damage insurance to $20,000,000, the terms and conditions of the insurance policy regarding such insurance to be satisfactory to Foothill;

            (f) within 60 days following the Closing Date, either (i) the approximately $1,500,000 Indebtedness of Santa Clarita to Mountasia shall have been restructured on terms and conditions satisfactory to Foothill, such restructured Indebtedness shall have been evidenced by a negotiable promissory note made by Santa Clarita to the order of Mountasia, and such promissory note shall have been endorsed and negotiated by Mountasia to Foothill, as a holder in due course, in order to secure the Obligations, (ii) the approximately $1,500,000 Indebtedness of Santa Clarita to Mountasia shall have been exchanged by Mountasia for additional partnership interests in Santa Clarita, which such additional partnership interests shall have been hypothecated by Mountasia in favor of Foothill in order to secure the Obligations, or (iii) Mountasia shall institute and diligently prosecute proceedings designed to effect the collection of the approximately $1,500,000 of Indebtedness of Santa Clarita to Mountasia; and

            (g) within 45 days following the Closing Date, (i) enter into a Blocked Account Agreement with a Blocked Account Bank, (ii) irrevocably instruct the bank at which the Temporary Account is maintained to remit all Collections received in such account directly to the Blocked Account, and (iii) irrevocably instruct any depositary institution with which any deposit account of any Debtor (other than the Blocked Account) is maintained to remit all Collections received in such accounts to the Blocked Account. During the period from and after the Closing Date up to the date on which the foregoing conditions are satisfied, Borrower shall telecopy to Foothill an account activity statement with respect to all Collections received in the Temporary Account as often as Collections are received in the Temporary Account, but in any event no less frequently than once per week.

            3.5 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill, without regard to whether Borrower has satisfied or thereafter satisfies the conditions precedent to Foothill's obligation to lend, and without regard to whether, when, or if the Closing Date occurs, and shall continue in full force and effect for a term ending on the Maturity Date. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

            3.6 Effect of Termination. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated.

            3.7 Early Termination by Borrower. Borrower has the option, at any time upon 45 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations, in full, together with a premium (the "Early Termination Premium") equal to $50,000 (which amount shall be in addition to the Exit Fee that is then due and payable).

            3.8 Termination Upon Event of Default. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.8 shall be deemed included in the Obligations.

            3.9 Conditions Precedent to Re-Advancing Term Loan A or any Portion Thereof. The obligation of Foothill to readvance any portion of Term Loan A shall be subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions:

                  (a) the aggregate amount of re-advances under Term Loan A shall not exceed $12,500,000 (i.e., Term Loan A may only be re-borrowed once in the aggregate), and the aggregate outstanding principal balance of Term Loan A shall not at any time exceed the Term Loan A Commitment;

                  (b) each drawing with respect to re-advances under Term Loan A shall be in a minimum amount of $50,000;

                  (c) Foothill shall have received from Borrower not less than 3 Business Days prior written notice of Borrower's request for such re-advance, specifying the requested amount and date of such re-advance;

                  (d) Borrower shall have executed and delivered to Foothill any Mortgage amendments deemed necessary by Foothill to clarify that each such re-advance is secured by the Mortgages and to permit the obtaining of appropriate title insurance endorsements;

                  (e) Foothill shall have obtained, at the expense of Borrower, endorsements to its policies of title insurance with respect to the Mortgages and the Real Property Collateral, "down-dating" such policies, and insuring the continuing priority of

Foothill's Lien under the Mortgages, as amended, to secure the Obligations secured thereby including such re-advances, the form of such endorsements to be acceptable to Foothill;

                  (f) any and all mortgage recording taxes, documentary stamp taxes, intangibles taxes, and other tax obligations arising as a result of the making of such re-advances, or the execution, delivery, or recordation of any Mortgage amendments in connection therewith, shall have been paid by Borrower;

                  (g) the Term Loan A Prepayment Date shall have occurred;

                  (h) [Intentionally omitted]; and

                  (i) any conditions subsequent provided for in Section 3.4 that are due to have been satisfied shall have been satisfied or waived by Foothill in its sole discretion.

      4. CREATION OF SECURITY INTEREST.

            4.1 Grant of Security Interest. Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral.

            4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill.

            4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. Except as otherwise set forth below, at any time, Foothill or Foothill's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any

Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by Borrower. The foregoing notwithstanding, unless an Event of Default has occurred and is continuing or Suit has been commenced and is continuing with respect thereto, Foothill shall not notify any Designated Obligor that any Designated Claim has been assigned to Foothill, and, unless an Event of Default has occurred and is continuing, Foothill shall not directly collect any Designated Claim from a Designated Obligor.

            4.4 Delivery of Additional Documentation Required. At any time upon the request of Foothill, Borrower shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents. In addition, and without limiting the generality of the foregoing, (a) Borrower acknowledges and agrees that, subject to the provisos in the definitions of "Collateral," "Permitted Mountasia Acquisition," and "Permitted Unrestricted Subsidiary Acquisition," Foothill shall be entitled, at Foothill's sole option, to have a Lien on all present or future, now owned or hereafter acquired, Real Property of Borrower (including FunCenters acquired or developed after the Closing Date), or any part thereof, even though Foothill may not have obtained a Lien on some of the Real Property as of the Closing Date for various reasons (including practical considerations), and Foothill's failure to have obtained a Lien on any Real Property on the Closing Date shall not constitute a waiver of its right to request and obtain such a Lien thereafter (provided that such decision shall be at the sole option of Foothill), and, (b) if at any time Foothill asks any Debtor to transfer any Real Property to any other Debtor of which such transferor Debtor is a Subsidiary, such transferor Debtor will do so if it may lawfully do so, will execute and deliver any documents of transfer reasonably requested by Foothill, and will use its best efforts to obtain any consents of third parties (such as lessors) that may be necessary or advisable in connection therewith.

            4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to (a) at any time that an Event of Default has occurred and is continuing, if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) at any time than an Event of Default has occurred and is continuing or Foothill deems itself insecure, send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Foothill's possession,
(e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

            4.6 Right to Inspect. Prior to the time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter upon prior notification to Borrower and during normal business hours, to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. After the time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter during reasonable business hours, to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

            4.7 Quitclaim. Each Inactive Subsidiary hereby transfers, assigns, and quitclaims to Mountasia all of its right, title, and interest in and to any personal property of any type or nature whatsoever, including all Personal Property Collateral. This Section 4.7 is not applicable with respect to any Real Property.

      5. REPRESENTATIONS AND WARRANTIES.

            In order to induce Foothill to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance and Term Loans made thereafter, as though made on and as of the date of such Advance or Term Loans (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

            5.1 No Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

            5.2 Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

            5.3 Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified (on a Debtor-by-Debtor basis) on Schedule 6.12 or otherwise permitted by Section 6.12.

            5.4 Inventory Records. Borrower keeps correct and accurate records with respect to its Inventory, to the extent that it has any Inventory.

            5.5 Location of Chief Executive Office; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and each Debtor's FEIN is as indicated on Schedule 5.5.

            5.6 Due Organization and Qualification; Subsidiaries.

                  (a) Each Debtor is duly incorporated and existing and in good standing under the laws of the jurisdiction of its incorporation (or, in the case of the one Subsidiary that is a limited partnership, formation and organization) and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

                  (b) Set forth on Schedule 5.6 attached hereto is a complete and accurate list of Mountasia's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation (or, in the case of the one Subsidiary that is a limited partnership, formation and organization); (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries (or, in the case of the one Subsidiary that is a limited partnership, the authorized partnership interests that exist); and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by any Debtor (specifying which Debtor or Debtors own same) (or, in the case of the one Subsidiary that is a limited partnership, corresponding information as to which Debtor or Debtors own which partnership interests therein). All of the outstanding capital stock or partnership interests of each such Subsidiary have been validly issued and are fully paid and non-assessable. Mountasia, directly or indirectly, owns not less than 23.2% of the partnership interests in Santa Clarita.

                  (c) Except as set forth on Schedule 5.6 attached hereto, no capital stock or partnership interests (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock or partnership interests) of any Debtor is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

                  (d) As to each Inactive Subsidiary: It does not own any property or assets of any consequential value (after giving effect to any transfers being made by it on the Closing Date), does not currently engage in any business, and does not intend in the future to engage in any business.

            5.7 Due Authorization; No Conflict.

                  (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                  (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not
(i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (ii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                  (c) Other than the filing of appropriate financing statements (and assignments thereof), fixture filings (and assignments thereof), and Mortgages (and assignments thereof), the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                  (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of such Debtor, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Liens granted by Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

            5.8 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on
Schedule 5.8; and (c) matters arising after the date hereof that, if decided adversely to Borrower, would not have a Material Adverse Change.

            5.9 No Material Adverse Change. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and, except for potential restatements relating to Columbus or Willowbrook not affecting Borrower's cash flow, and except for any non-cash investment asset writedowns by Borrower that occur after June 30, 1996 as a result of compliance with Financial Accounting Standard No. 121, fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

            5.10 Solvency. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

            5.11 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

            5.12 Environmental Condition. Except as specifically disclosed on
Schedule 5.12, and other than in accordance with applicable laws or regulations, none of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials that has had or reasonably could be expected to result in a Material Adverse Change or a material impairment of the value of any item of Real Property Collateral. Except as specifically disclosed on Schedule 5.12, and other than in accordance with applicable laws or regulations, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Except as specifically disclosed on Schedule 5.12, Borrower has not received a summons, citation, notice, or directive from, or provided notification to, the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

      6. AFFIRMATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall do all of the following:

            6.1 Accounting System. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP and also maintains records pertaining to the Collateral that contain information as from time to time may be requested by Foothill.

            6.2 Collateral Reporting. Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a) on a monthly basis and, in any event, by no later than the last day of each month during the term of this Agreement, a summary aging, by vendor, of Borrower's accounts payable and any book overdraft, current within a week of the date of delivery, (b) on a monthly basis and, in any event, by no later than the last day of each month during the term of this Agreement, a report detailing any delinquent Real Property or payroll taxes owed by any Debtor, specifying with reasonable particularity and amounts details thereof, (c) on an annual basis, tank test reports with respect to any underground storage tanks located on any Real Property, and (d) such other reports as to the Collateral or the financial condition of Borrower as Foothill may request from time to time.

            6.3 Financial Statements, Reports, Certificates. Deliver to
Foothill: (a) as soon as available, but in any event within 30 days after the end of each month during each of Borrower's fiscal years, Borrower-prepared unaudited and unconsolidated balance sheets for Mountasia and MGPC, FunCenter-by-FunCenter income statements and operating reports for each FunCenter, and a consolidated income statement and operating report for all FunCenters taken as a whole; and (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, consolidated financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that, in the course of their engagement, such accountants did not acquire actual knowledge of the existence of any Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management.

            Together with the above, Borrower also shall deliver to Foothill Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Foothill relating to the financial condition of Borrower.

            Each month, together with the financial statements provided pursuant to Section 6.3(a), Borrower shall deliver to Foothill a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.19 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.19, and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

            Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning Borrower that Foothill reasonably may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties (other than lawyers) to deliver to Foothill, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding Borrower's business affairs and financial conditions. The foregoing notwithstanding, Foothill shall not actually independently communicate with Borrower's auditors, accountants, or other third parties for the foregoing purposes without the consent of Borrower unless (a) Foothill first shall have made a reasonable attempt to obtain the requested information through Borrower and not have obtained a reasonably acceptable response from Borrower within fifteen days of Foothill's request, and (b) 1 Business Day prior, Foothill shall have notified Borrower that it intends to communicate directly with Borrower's independent public accountants.

            6.4 Tax Returns. Deliver to Foothill copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

            6.5 Intentionally Omitted.

            6.6 Intentionally Omitted.

            6.7 Title to Equipment. Upon Foothill's request, Borrower immediately shall deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

            6.8 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

            6.9 Taxes. All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property shall be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien) shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower has made such payments or deposits.

            6.10 Insurance.

                  (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption (commencing no later than 60 days from the Closing Date), public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                  (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill may require, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than $20,000,000 ($10,000,000 being acceptable prior to the date that is 60 days after the Closing Date); and
(iii) insurance for such other risks as Foothill reasonably may require. Replacement costs, at Foothill's option, may be redetermined by an insurance appraiser, satisfactory to Foothill, not more frequently than once every 12 months at Borrower's cost.

                  (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. As of the Closing Date, except as identified by Foothill or its counsel to Mountasia, Borrower shall be deemed in compliance with subsections
(a) and (b) of this section and with the immediately preceding sentence of this subsection (c), provided that this sentence shall not excuse Borrower from complying with this section after the Closing Date with respect to events that occur after the Closing Date that constitute changes in circumstances from those that existed on the Closing Date and that are relevant to this section (such as, without limitation, acquisition or development of additional FunCenters requiring insurance coverage, the necessity of paying premiums to maintain coverage, or changes with respect to the issuers of policies of insurance). All insurance required herein shall be written by companies which are authorized to do insurance business in the State of California. All such insurance shall, with respect to hazard insurance and such other insurance as Foothill shall specify, contain a California Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as sole loss payee thereof (as its interests may appear), and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

            (d) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Foothill prompt notice of any loss covered by such insurance and Foothill shall have the right to adjust any loss. Foothill shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to Borrower under staged payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

            (f) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Foothill is included thereon as named insured with the loss payable to Foothill under a standard California 438BFU (NS) Mortgagee endorsement, or its local equivalent. Borrower immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

            6.11 No Setoffs or Counterclaims. All payments hereunder and under the other Loan Documents made by or on behalf of Borrower shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

            6.12 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12 (which schedule shall identify permitted locations on a Debtor-by-Debtor basis); provided, however, that Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a Collateral Access Agreement.

            6.13 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to result in a Material Adverse Change.

            6.14 Employee Benefits.

            (a) Promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and
(iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

            (b) Borrower will cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

            6.15 Leases. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against Availability.

      7. NEGATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following, and will not suffer or permit any of its Subsidiaries to do any of the following, without Foothill's prior written consent:

            7.1 Indebtedness. Except with respect to any Permitted Transaction, create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement;

                  (b) Indebtedness specifically set forth in Schedule 7.1;

                  (c) Permitted Purchase Money Indebtedness;

                  (d) Subordinated Debt;

                  (e) Permitted Unrestricted Subsidiary Indebtedness;

                  (f) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c), (d), and (e) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as:
(i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower,
(ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was Subordinated Debt, then the terms and conditions of the refinancing Indebtedness (including payment terms and subordination provisions) must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness; and

                  (g) accounts payable to trade creditors, in each case incurred and repaid in the ordinary course of business, unless the same are being actively contested in good faith and by appropriate and lawful proceedings and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants; provided that in each instance such accounts payable shall be incurred and repaid by Mountasia or MGPC, and not by any other Debtor, except only to the extent that both (i) such account payable is for an immaterial amount, and (ii) it was not practicable to incur same in the name of Mountasia or MGPC.

Anything contained in this Section 7.1 to the contrary notwithstanding, in no event shall Mountasia or any of the Restricted Subsidiaries co-make, endorse, guaranty, or otherwise become liable or have any recourse with respect to any Indebtedness or other liabilities (including Permitted Unrestricted Subsidiary Indebtedness) of any of the Unrestricted Subsidiaries.

            7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(f) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

            7.3 Restrictions on Fundamental Changes. Except for any Permitted Transaction, or Permitted Acquisition, or except as expressly permitted by
Section 7.4, enter into any acquisition (excluding Capital Expenditures that do not constitute Acquisitions), merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets (collectively, a "Fundamental Change Transaction"). Without limiting the generality of the foregoing (a) no Operating Subsidiary shall engage in any Fundamental Change Transaction with any other Debtor without the prior written consent of Foothill, (b) no Inactive Subsidiary shall acquire any property or asset or engage in business, and (c) no Unrestricted Subsidiary shall engage in any Fundamental Change Transaction with any Restricted Subsidiary or MGPC or Special.

            7.4 Disposal of Assets and Related Matters. Except for Permitted Dispositions, sell, lease, assign, transfer, or otherwise dispose of any of any Debtor's properties or assets; provided, however, that any Operating Subsidiary may transfer Personal Property Collateral to any Debtor of which it is a Subsidiary (but not to any other Debtor). Without limiting the generality of the foregoing, (a) no Operating Subsidiary shall engage in any transaction restricted by this Section with any other Debtor without the prior written consent of Foothill, (b) no Operating Subsidiary shall transfer any Real Property to any Person (including any other Debtor) without the prior written consent of Foothill, (c) no Operating Subsidiary shall agree to any restriction that would limit its right to transfer Personal Property Collateral to, or make dividends or distributions to, any Debtor of which it is a Subsidiary, and (d) no Operating Subsidiary shall acquire any property or asset after the Closing Date in its own name if it is practicable instead for Mountasia or MGPC to acquire such asset.

            7.5 Change Name. Change any Debtor's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

            7.6 Guarantee. Except for guarantees existing on the Closing Date and described on Schedule 7.1, guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Foothill.

            7.7 Nature of Business. Make any change in the principal nature of Borrower's business.

            7.8 Prepayments and Amendments. Except for the Permitted Transactions, and except in connection with a refinancing permitted by Section 7.1(f), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and (b) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (d), or (e). Without limiting the generality of the foregoing, at no time shall Borrower make any (y) payment with respect to any Subordinated Debt if the making of same would conflict with the subordination provisions thereof, or (z) cash payment of principal with respect to the NEF Debentures.

            7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

            7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

            7.11 Distributions. Except for Permitted Special Distributions, in each case occurring at a time when no Event of Default has occurred and is continuing, make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding (including any payment to a present or former shareholder with respect to or in settlement of any claim or alleged claim arising out of or relating to such shareholder's ownership of capital stock of Borrower, or Borrower's duties or actions with respect thereto, or any asserted right of rescission);

provided that a Operating Subsidiary may make cash distributions, or distributions of Personal Property Collateral, to a Debtor of which it is a Subsidiary, and shall not agree to any restriction on its ability to make same.

            7.12 Accounting Methods. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that, in accordance with Section 6.3, Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

            7.13 Investments. Except for any Permitted Transactions, Permitted Unrestricted Subsidiary Investments, Permitted Investments, and Permitted Acquisitions, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person,
(b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person. Nothing herein shall preclude Mountasia or MGPC from incurring or paying in the ordinary course of business trade payables on account of or relating to the operation of their Subsidiaries, provided that no Debtor shall make contributions of cash or assets to the capital of other Debtors (other than contributions by a Debtor to another Debtor of which it is a Subsidiary) without the prior written consent of Foothill.

            7.14 Transactions with Affiliates. Except for any Permitted Transactions or Permitted Uses, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

            7.15 Suspension. Suspend or go out of a substantial portion of its business.

            7.16 Use of Proceeds. Use the proceeds of the Advances and the Term Loans made hereunder for any purpose other than (i) on the Closing Date, (y) to fund the purchase by Foothill of the Existing Loans pursuant to the Loan Purchase Agreement, including the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing

Lender, and (z) to pay transactional costs and expenses incurred in connection with this Agreement, and (ii) thereafter, solely for the Permitted Uses; provided,

                  (a) In no event may any Advance or proceeds of either of the Term Loans be used for a Permitted Transaction unless immediately thereafter there exists not less than $3,000,000 of Availability; and

                  (b) In no event may any Advance or the proceeds of either of the Term Loans be used to acquire any FunCenter unless immediately thereafter there exists not less than $4,000,000 of Availability.

            7.17 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

            7.18 No Prohibited Transactions Under ERISA. Directly or indirectly:

            (a) Engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

            (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

            (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

            (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

            (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

            (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

            (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

            (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of one dollar ($1).

            7.19 Financial Covenants. Fail to maintain:

                  (a) Debt Service Ratio. A Debt Service Ratio for the Relevant Measuring Period of not less than the relevant amount set forth in the following table, measured on a fiscal quarter-end basis:

================================================================================
Period Ending                            Minimum Ratio
--------------------------------------------------------------------------------
9/30/96                                  0.5 : 1.0
--------------------------------------------------------------------------------
12/31/96                                 0.5 : 1.0
--------------------------------------------------------------------------------
3/31/97                                  0.5 : 1.0
--------------------------------------------------------------------------------
6/30/97                                  1.0 : 1.0
--------------------------------------------------------------------------------
9/30/97                                  1.25 : 1.0
--------------------------------------------------------------------------------
12/31/97                                 1.5 : 1.0
--------------------------------------------------------------------------------
3/31/98 and thereafter                   1.5 : 1.0
================================================================================

                  (b) Total Liabilities to Adjusted Net Worth Ratio. A ratio of Borrower's total liabilities (exclusive of Existing Subordinated Debt) divided by Adjusted Net Worth of 1.0:1.0, or less, measured on a fiscal quarter-end basis;

                  (c) Adjusted Net Worth. Adjusted Net Worth of at least $75,000,000, measured on a fiscal quarter-end basis; and

                  (d) Interest Coverage Ratio. An Interest Coverage Ratio for the Relevant Measuring Period most recently ended of not less than the relevant amount set forth in the following table, measured on a fiscal quarter-end basis commencing September 30, 1996:

================================================================================
Period Ending                            Minimum Ratio
--------------------------------------------------------------------------------
9/30/96                                  0.75 : 1.00
--------------------------------------------------------------------------------
12/31/96                                 0.75 : 1.00
--------------------------------------------------------------------------------
3/31/97                                  0.75 : 1.00
--------------------------------------------------------------------------------
6/30/97                                  1.5 : 1.00
--------------------------------------------------------------------------------
9/30/97                                  2.25 : 1.00
--------------------------------------------------------------------------------
12/31/97                                 3.0 : 1.00
--------------------------------------------------------------------------------
3/31/98 and thereafter                   3.0 : 1.00
================================================================================

      8. EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

            8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations); provided, however, that in the case of Overadvances that are caused by the charging of interest, fees, or Foothill Expenses to Borrower's Loan Account hereunder, such event shall not constitute an Event of Default if, within 3 days of the creation of any such Overadvance, Borrower eliminates such Overadvance;

            8.2 (a) If any Debtor fails to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral Reporting) of this Agreement and such failure continues for a period of 5 days from the date of such failure, (b) If any Debtor fails to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Sections 6.3 (Financial Statements), 6.4 (Tax Returns), 6.7 (Title to Equipment), 6.12 (Location of Inventory and Equipment), 6.13 (Compliance with
Laws), or 6.15 (Leases) of this Agreement and such failure continues for a period of 10 days from the date of such failure, (c) If any Debtor fails to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Section 6.8 (Maintenance of Equipment) of this Agreement and such failure continues for a period of 15 days from the date Foothill sends such Debtor written notice of such failure, (d) If any Debtor fails to perform, keep, or observe, in any material respect, any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any Debtor and Foothill (other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8);

            8.3 If there is a Material Adverse Change;

            8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged or bonded against within 30 days of the date of the attachment of such Lien; provided, however, that during such period, upon 3 days prior written notice to Borrower, Foothill shall have the right to create a reserve against Availability in an amount sufficient to discharge such writ, warrant, or other process, and any interest and penalties payable in connection therewith;

            8.5 If an Insolvency Proceeding is commenced by Borrower;

            8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

            8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and the injunction, restraining order, or other order is not dissolved or otherwise dismissed within 3 days of the date on which it first arises;

            8.8 (a) If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time hereafter thereto becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof, or (b) if a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by any state, county, municipal, or local governmental entity, or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof, unless the aggregate amount of such taxes is less than $100,000 and, if and to the extent such tax liens would have priority over the security interest of Foothill, Foothill has been instructed within 5 days of the filing or attachment of same to reserve the amount thereof entitled to such priority (together with interest and penalties projected to be incurred with respect thereto) from Availability;

            8.9 If a judgment or other claim (other than a claim covered by Section 8.8) becomes a Lien upon any material portion of Borrower's properties or assets and the same is not discharged or bonded against within 30 days of the date of the attachment of such Lien; provided, however, that during such period, upon 3 days prior written notice to Borrower, Foothill shall have the right to create a reserve against Availability in an amount sufficient to discharge such Lien and any interest and penalties payable in connection therewith;

            8.10 If there is a default in any agreement to which Borrower is a party with one or more third Persons, which such agreement involves an obligation of Borrower of $100,000, or more, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

            8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness; or

            8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn.

      9. FOOTHILL'S RIGHTS AND REMEDIES.

            9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith. Foothill agrees promptly to notify Borrower of its exercise of its rights under this clause and to report to Borrower the results of any such adjustments; provided, however, that Foothill shall incur no liability whatsoever for any good faith failure to so notify or report to Borrower;

                  (e) Cause Borrower to hold all returned Inventory in trust for Foothill, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Foothill;

                  (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                  (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations in any order elected by Foothill any and all (i) balances and deposits of Borrower held by Foothill (including any amounts received in any Blocked Account), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;

                  (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Foothill, and any amounts received in any Blocked Account, to secure the full and final repayment of all of the Obligations;

                  (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Foothill is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit for such purposes;

                  (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                  (k) Foothill shall give notice of the disposition of the Personal Property Collateral as follows:

                        (1) Foothill shall give Borrower and each holder of a security interest in the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                        (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

                        (3) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                  (l) Foothill may credit bid and purchase at any public sale;
and

                  (m) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

            9.2 Remedies Cumulative. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

      10. TAXES AND EXPENSES.

      If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing. Foothill agrees promptly to notify Borrower of its exercise of its rights under this Section 10 and to report to Borrower the amount so paid or reserved; provided, however, that Foothill shall incur no liability whatsoever for any good faith failure to so notify or report to Borrower;

      11. WAIVERS; INDEMNIFICATION.

            11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Borrower may in any way be liable.

            11.2 Foothill's Liability for Collateral. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

            11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

            11.4 Suretyship Waivers and Consents. Each Debtor acknowledges that the obligations of such Debtor undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of Persons or entities other than such Debtor (including the other Debtors party hereto) and, in full recognition of that fact, each Debtor consents and agrees that Foothill may (if it has so agreed with another Debtor), at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any one or more Debtors, and without affecting the enforceability or continuing effectiveness hereof as to each Debtor: (a) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (d) accept partial payments on the Obligations; (e) receive and hold additional security or guarantees for the Obligations or any part thereof;
(f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as Foothill in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to Foothill or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (i) consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of any Debtor or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Debtor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

            Upon the occurrence and during the continuance of any Event of Default, Foothill may enforce this Agreement independently as to each Debtor and independently of any other remedy or security Foothill at any time may have or hold in connection with the Obligations, and it shall not be necessary for Foothill to marshal assets in favor of any Debtor or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Debtor expressly waives any right to require Foothill to marshal assets in favor of any Debtor or any other Person or to proceed against any other Debtor or any collateral provided by any Person, and agrees that Foothill may proceed against Debtors or any collateral in such order as it shall determine in its sole and absolute discretion.

            Foothill may file a separate action or actions against any Debtor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Debtor agrees that Foothill and any Debtor and any Affiliate of any Debtor may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement.

            Foothill's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Foothill, all as though such amount had not been paid. The rights of Foothill created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Debtor and whether or not any other Debtor shall have any personal liability with respect thereto.

            To the maximum extent permitted by applicable law, each Debtor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other Debtor with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of any other Debtor (other than by reason of the full payment and performance of all Obligations), (d) any failure of Foothill to marshal assets in favor of any Debtor or any other Person, (e) any failure of Foothill to give notice of sale or other disposition of collateral to any Debtor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral; provided, however, that the foregoing shall not be deemed to include a waiver by the Debtor that owns the subject collateral of notice of sale or other disposition thereof, (f) any failure of Foothill to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Obligation, including any failure of Foothill to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation; provided, however, that the foregoing shall not be deemed to include a waiver, by the Debtor that owns the subject collateral, of the requirement of commercial reasonableness in connection with any such sale or other disposition,
(g) any act or omission of Foothill or others that directly or indirectly results in or aids the discharge or release of any of any Debtor or the Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Foothill to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Foothill of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code, (k) any extension of credit or the grant of any lien under Section 364 of the Bankruptcy Code, (l) any use of cash collateral under Section 363 of the Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any lien in favor of Foothill for any reason, or (o) any action taken by Foothill that is authorized by this section or any other provision of any Loan Document. Until such time as all of the Obligations have been fully, finally, and indefeasibly paid in full in cash: (i) each Debtor hereby waives and postpones any right of subrogation it has or may have as against any other Debtor with respect to the Obligations; and
(ii) in addition, each Debtor also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of any other Debtor. Each Debtor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

      In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Debtor authorizes Foothill (or the Collateral Agent (or its agents) on Foothill's behalf), upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting the obligations of any Debtor, the enforceability of this Agreement, or the validity or enforceability of any liens of, or for the benefit of, Foothill on any collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale.

            To the fullest extent permitted by applicable law, each Debtor expressly waives any defenses to the enforcement of this Agreement or any rights of Foothill created or granted hereby or to the recovery by Foothill against any Debtor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Debtors and may preclude Debtors from obtaining reimbursement or contribution from other Debtors. Each Debtor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure ss.ss. 580a, 580b, 580d or 726, or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under California law or other applicable law. Each Debtor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein of another Debtor that is subject to any such deeds of trust or mortgages or other instruments and any Debtor's failure to receive any such notice shall not impair or affect such Debtor's obligations or the enforceability of this Agreement or any rights of Foothill created or granted hereby; provided, however, that the foregoing shall not be deemed to include a waiver, by the Debtor that owns the subject collateral, of any right to notice. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS SECTION, EACH DEBTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY FOOTHILL, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE OBLIGATIONS, HAS DESTROYED SUCH DEBTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL DEBTOR BY THE OPERATION OF SECTION 580d OF THE CODE OF CIVIL PROCEDURE OR OTHERWISE.

            Debtors and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Debtors otherwise may have against other Debtors, Foothill or others, or against Collateral. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

      12. NOTICES.

            Unless otherwise provided in this Agreement (including, Section 2.9), all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Foothill, as the case may be, at its address set forth below:

      If to Borrower:         c/o MOUNTASIA ENTERTAINMENT
                              INTERNATIONAL, INC.
                              5895 Windward Parkway, Suite 220
                              Alpharetta, Georgia 30202
                              Attn: Mr. Gregory Waters
                                     Chief Financial Officer
                              Fax No. 770.442.6644

      with copies to:         ROGERS & HARDIN
                              2700 Cain Tower
                              229 Peachtree Street
                              Atlanta, GA 30303
                              Attn: Edward J. Hardin, Esq.


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

                              Fax No. 404.525.2224

      If to Foothill:         FOOTHILL CAPITAL CORPORATION
                              11111 Santa Monica Boulevard
                              Suite 1500
                              Los Angeles, California 90025-3333
                              Attn: Business Finance Division Manager
                              Fax No. 310.478.9788

      with copies to:         BROBECK, PHLEGER & HARRISON LLP
                              550 South Hope Street
                              Los Angeles, California 90071
                              Attn:  John Francis Hilson, Esq.
                              Fax No. 213.745.3345

            The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

      13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER

AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION
13. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      14. DESTRUCTION OF BORROWER'S DOCUMENTS.

            All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill 4 months after they are delivered to or received by Foothill, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

      15. GENERAL PROVISIONS.

            15.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

            15.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder to any Eligible Transferee and no consent or approval by Borrower is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder, provided that, except in connection with a bulk sale of a portfolio of loans, Foothill will not sell or assign more than 50% of its total commitments hereunder without the prior consent of Borrower, which Borrower shall not unreasonably withhold, condition, or delay. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person that is an Eligible Transferee, Foothill thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

            15.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

            15.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

            15.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            15.6 Amendments in Writing. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

            15.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

            15.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that

Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

            15.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

            15.10 Covenant by Foothill Regarding Section 3.2(c). From and after the effective date of this Agreement, if Section 3.2(c) shall not as of such date already have been satisfied, Foothill shall, continuously from and after such date and until the earlier of December 31, 1996, and the date, if any, that Norwest Corporation provides to Foothill the required approval referred to in
Section 3.2(c), use its reasonable best efforts to obtain, from Participants, binding commitments that would satisfy Section 3.2(c). If Foothill has not obtained such binding commitments by September 30, 1996, Foothill formally shall request from Norwest Corporation the required approval referred to in Section 3.2(c), and, no later than October 7, 1996, Foothill shall inform Borrower of the approval or non-approval by Norwest Corporation of such request.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.

                                    M O U N T A S I A
                                    ENTERTAINMENT
                                    INTERNATIONAL, INC.,
                                    a Georgia corporation

                                    MOUNTASIA MANAGEMENT COMPANY,
                                    a Georgia corporation

                                    MOUNTASIA PARTNERS I, INC.,
                                    a Georgia corporation

                                    MALIBU GRAND PRIX CORPORATION,
                                    a Delaware corporation

                                    MIAMI CASTLE MGPC, INC.,
                                    a Florida corporation

                                    TEMPE MGPC, INC.,
                                    an Arizona corporation

                                    TUCSON MGPC, INC.,
                                    an Arizona corporation

                                    FRESNO MGPC, INC.,
                                    a California corporation

                                    NORTH HOLLYWOOD CASTLE MGPC, INC.,
                                    a California corporation

                                    PUENTE HILLS MGPC, INC.,
                                    a California corporation

                                    PUENTE HILLS SHOWBOAT MGPC, INC.,
                                    a California corporation

                                    REDONDO BEACH CASTLE MGPC, INC.,
                                    a California corporation

                                    REDWOOD CITY CASTLE MGPC, INC.,
                                    a California corporation

                                    REDWOOD CITY MGPC, INC.,
                                    a California corporation

                                    SAN DIEGO MGPC, INC.,
                                    a California corporation

                                    DENVER MGPC, INC.,
                                    a Colorado corporation

                                    ORLANDO CASTLE MGPC, INC.,
                                    a Florida corporation

                                    ORLANDO MGPC, INC.,
                                    a Florida corporation

                                    TAMPA CASTLE MGPC, INC.,
                                    a Florida corporation

                                    TAMPA MGPC, INC.,
                                    a Florida corporation

                                    LENEXA MGPC, INC.,
                                    a Kansas corporation

                                    MT. LAUREL MGPC, INC.,
                                    a New Jersey corporation

                                    COLUMBUS MGPC, INC.,
                                    an Ohio corporation

                                    CINCINNATI MGPC, INC.,
                                    an Ohio corporation

                                    PORTLAND MGPC, INC.,
                                    an Oregon corporation

                                    AUSTIN MGPC, INC.,
                                    a Texas corporation

                                    DALLAS CASTLE MGPC, INC.,
                                    a Texas corporation

                                    DALLAS MGPC, INC.,
                                    a Texas corporation

                                    HOUSTON CASTLE MGPC, INC.,
                                    a Texas corporation

                                    HOUSTON II MGPC, INC.,
                                    a Texas corporation

                                    SAN ANTONIO CASTLE MGPC, INC.,
                                    a Texas corporation

                                    SAN ANTONIO MGPC, INC.,
                                    a Texas corporation

                                    MOUNTASIA DEVELOPMENT COMPANY,
                                    a Georgia corporation

                                    MALIBU GRAND PRIX DESIGN &
                                    MANUFACTURING, INC.,
                                    a California corporation

                                    MALIBU GRAND PRIX FINANCIAL
                                    SERVICES, INC.,
                                    a California corporation

                                    OFF TRACK MANAGEMENT, INC.,
                                    a California corporation

                                    MGP SPECIAL, INC.,
                                    a California corporation

                                    AMUSEMENT MANAGEMENT FLORIDA,
                                    INC.,
                                    a Florida corporation

                                    MALIBU GRAND PRIX CONSULTING, INC.,
                                    a California corporation

                                    MOUNTASIA - MEI INTERNATIONAL, INC.,
                                    a Georgia corporation

                                    MOUNTASIA - MEI LIMITED COMPANY,
                                    INC.,
                                    a California corporation

                                    MOUNTASIA - MEI CALIFORNIA, INC.,
                                    a California corporation

                                    MOUNTASIA - MEI CALIFORNIA LIMITED
                                    PARTNERSHIP,
                                    a California limited partnership

                                    By Mountasia - MEI International, Inc., its general partner

                                    MOUNTASIA - MEI MANUFACTURING
                                    COMPANY, INC.,
                                    a Georgia corporation

                                    AMUSEMENT CO., INC.,
                                    a Delaware corporation

                                    AMUSEMENT CO. PARTNERS, INC.,
                                    a Delaware corporation

                                    By_________________________
                                    Name: Gregory N. Waters
                                    Title: Executive Vice President

                                    FOOTHILL CAPITAL CORPORATION,
                                    a California corporation

                                    By_________________________
                                    Name: Patricia McLoughlin
                                    Title: Senior Vice President